Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

April 30, 2013

BARCLAYS

Equities
Flow Derivatives

US ETF & ETN Guide[1]

Q2 2013
1,441 US Listed Products
Total $1,453bn in ETF Assets and ETNs issued

Exchange Traded Funds (ETFs)

Equities	Assets (bn)	Page
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$329.7	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$53.8	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$59.0	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$213.1	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional	$275.1	4
Leveraged – Equities	$10.4	6
Inverse – Equities	$10.3	6
Dividend Domestic, International	$74.7	7
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$237.2	9
Commodities	$99.5	10
Currencies	$3.7	10
Leveraged – FICC	$1.5	11
Inverse – FICC	$6.2	11
Specialty		
Active	$9.5	13
Fundamental	$5.6	13
Life Cycle and Allocation	$0.9	13
Long/Short	$0.2	13
Quantitative Domestic, International	$19.3	13
Other	$25.7	14

Exchange Traded Notes (ETNs)

Commodities General, Specific	$5.0	15
Currencies	$0.1	15
Leveraged/Inverse	$2.0	15
Volatility	$2.6	16
Other	$8.1	16

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of April 5, 2013. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	MZ1USB	$28,868	$160.4	✓
IWV	iShares Russell 3000	RU30INTR	4,071	32.1	✓
VXF	Vanguard Extended Market	SPTRCMI	1,975	9.9	✓
SCHB	Schwab US Broad Market	DW2ST	1,718	14.8	✓
IYY	iShares DJ US Index	DJUS	691	2.4	
ITOT	iShares Core S&P Total Mkt	SPTRSUPR	599	3.4	
TMW	SPDR DJ Total Market	DWCFT	480	0.7	
ONEQ	Fidelity NASDAQ Composite	CCMP	202	1.3	
NYC	iShares NYSE Composite	NYA	57	0.2	
VTHR	Vanguard Russell 3000	RU30INTR	50	0.4	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPX	$129,725	$19,328.9	✓
IVV	iShares S&P 500	SPTR	40,661	568.3	✓
DIA	SPDR DJ Indust Avg	INDU	11,646	795.8	✓
VOO	Vanguard S&P 500	SPXT	8,761	90.5	✓
IWB	iShares Russell 1000	RU10INTR	7,104	49.8	✓
RSP	Guggenheim S&P 500 EW	SPXEWI	4,243	32.9	✓
OEF	iShares S&P 100	SPTR100	3,958	80.9	✓
VV	Vanguard LC	MZ2USLG	3,889	16.5	✓
SCHX	Schwab US LC	DWLT	1,333	9.9	✓
XLG	Guggenheim Russell Top 50	RTOP50	560	3.9	
MGC	Vanguard Mega Cap	CRSPMET	521	3.1	✓
JKD	iShares Mrngstr LC	MLCRT	322	1.1	
VONE	Vanguard Russell 1000	RU10INTR	195	1.0	
EUSA	iShares MSCI USA	GDDUUS	157	0.3	
NY	iShares NYSE 100	NYID	59	0.1	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	52	0.3	
IWL	iShares Russell T200	RUTPINTR	49	0.3	
ELR	SPDR DJ LC	DWLT	36	0.2	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$14,887	$114.0	✓
MDY	SPDR S&P MC 400	MID	11,686	477.3	✓
IWR	iShares Russell MC	RUMCINTR	7,175	36.1	✓
VO	Vanguard MC	MZ2USC	4,709	17.7	✓
SCHM	Schwab US MC	DWMT	472	4.6	✓
JKG	iShares Mrngstr MC	MMCRT	191	0.8	
IVOO	Vanguard S&P MC 400	SPTRMDCP	143	1.3	
EMM	SPDR DJ MC	DWMT	92	0.5	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	58	0.3	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$20,415	$3,120.7	✓
IJR	iShares S&P SC 600	SPTRSMCP	9,547	68.8	✓
VB	Vanguard SC	MZ2USP	5,860	30.9	✓
SCHA	Schwab US SC	DWST	1,051	8.6	✓
SLY	SPDR S&P SC 600	SML	290	1.2	
VTWO	Vanguard Russell 2000	RU20INTR	205	2.0	
JKJ	iShares Mrngstr SC	MSCRT	158	0.6	
VIOO	Vanguard S&P SC 600	SPTRSMCP	61	0.5	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	14	0.1	
Micro Cap Broad-Based					
IWC	iShares Russell Microcap	RUMRINTR	$528	$3.1	✓
FDM	First Trust DJ Sel MicroCap	DJSM	64	0.3	
PZI	PwrShrs Zacks MicroCap	ZAX	36	0.2	
WMCR	Wilshire Micro-Cap	WSKMICRO	33	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Value					
Total Market Value					
IWW	iShares Russell 3000 Value	RU30VATR	$400	$3.2	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$16,834	$142.7	✓
VTV	Vanguard Value	MZ2USMV	8,997	49.3	✓
IVE	iShares S&P 500 Value	SPTRSVX	5,632	47.1	✓
SCHV	Schwab US LC Value	DWLVT	557	3.9	✓
MGV	Vanguard Mega Cap 300 Val	MZ1USSV	537	2.3	✓
JKF	iShares Mrngstr LC Value	MLVLT	252	0.9	
RPV	Guggenheim S&P 500 PureVal	SPXPV	185	1.6	
SPYV	SPDR S&P 500 Value	SPTRSVX	139	0.7	
VONV	Vanguard Russell 1000 Val	RU10VATR	98	0.7	
IWX	iShares Russell T200 Value	RUTPVATR	94	0.5	
VOOV	Vanguard S&P 500 Val	SPTRSVX	84	0.6	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$4,679	$37.9	✓
IJJ	iShares S&P MC 400 Value	MIDV	2,867	13.3	✓
VOE	Vanguard MC Value	MZ2USI	1,699	7.8	✓
JKI	iShares Mrngstr MC Value	MMVLT	111	0.4	
RFV	Guggenheim S&P 400 PureVal	SPMPV	56	0.4	
MDYV	SPDR S&P MC 400 Value	SPTRMV	43	0.3	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	26	0.2	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$4,893	$93.9	✓
VBR	Vanguard SC Value	MZ2USSG	2,837	11.6	✓
IJS	iShares S&P SC 600 Value	SMLV	2,176	10.1	✓
JKL	iShares Mrngstr SC Value	MSVLT	266	2.4	
SLYV	SPDR S&P SC 600 Value	SPTRSV	156	0.9	
RZV	Guggenheim S&P 600 PureVal	SPSPV	81	0.5	
VTWV	Vanguard Russell 2000 Val	RU20VATR	28	0.3	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	23	0.2	
US Indices: Growth					
Total Market Growth					
IWZ	iShares Russell 3000 Gro	RU30GRTR	$383	$2.7	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$19,115	$158.3	✓
VUG	Vanguard Growth	MZ2USM	10,608	51.4	✓
IVW	iShares S&P 500 Growth	SPTRSGX	6,821	51.6	✓
MGK	Vanguard Mega Cap 300 Gro	MZ1USS	957	6.9	✓
SCHG	Schwab US LC Growth	DWLGT	628	4.0	✓
JKE	iShares Mrngstr LC Growth	MLGRT	444	2.0	
RPG	Guggenheim S&P 500 PureGro	SPXPG	389	2.1	
IWY	iShares Russell T200 Growth	RUTPGRTR	381	1.3	
SPYG	SPDR S&P 500 Growth	SPTRSGX	240	1.0	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	146	0.9	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	120	0.7	
Mid Cap Growth					
IJK	iShares S&P MC 400 Growth	MIDG	$3,557	$19.5	✓
IWP	iShares Russell MC Growth	RUMCGRTR	3,492	23.3	✓
VOT	Vanguard MC Growth	MZ2USDG	1,431	6.6	✓
RFG	Guggenheim S&P 400 PureGro	SPMPG	592	2.9	
JKH	iShares Mrngstr MC Growth	MMGRT	161	0.7	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	149	0.8	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	78	0.5	

1. All average volume calculations in this guide were calculated over the period between October 5, 2012 to April 5, 2013.

* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol* ($MM)	Opt.*
US Indices: Growth (continued)					
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$4,514	$92.9	✓
VBK	Vanguard SC Growth	MZ2USPV	2,589	11.0	✓
IJT	iShares S&P SC 600 Growth	SMLG	1,798	9.2	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	185	0.7	
JKK	iShares Mrngstr SC Growth	MSGRT	91	0.4	
RZG	Guggenheim S&P 600 PureGro	SPSPG	74	0.5	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	45	0.7	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	19	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol* ($MM)	Opt.*
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXY	$4,355	$270.4	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	2,635	159.8	✓
ITB	iShares DJ US Home Constr	DJSHMBT	2,329	83.0	✓
XRT	SPDR S&P Retail	SPSIRETR	838	316.9	✓
VCR	Vanguard Cons Discret	M2USSCDI	740	5.4	✓
FXD	First Trust Cons Discr	STRQCD	537	4.0	✓
IYC	iShares DJ US Cons Svcs	DJUSCYT	364	3.6	
RXI	iShares S&P Glb Cons Discr	SGD	184	2.1	
PBS	PowerShares Dyn Media	DZM	148	2.0	
PKB	PwrShrs Dyn Build & Constr	DWCX	104	1.2	
PEJ	PwrShrs Dyn Leisure & Ent	DZL	81	0.7	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	67	0.2	
RCD	Guggenheim S&P 500 EW CD	S25	47	0.3	
BJK	Market Vectors-Gaming	MVBJK	47	0.6	✓
PEZ	PwrShrs Dyn Cons Discr	EZZ	29	0.4	
PMR	PowerShares Dyn Retail	DWR	23	0.8	
RTH	Market Vectors Retail	MVRTHTR	18	4.5	✓
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	15	0.3	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUP	10	0.1	
AXDI	iShrs MSCI ACWIxUS ConsDisc	MSWDUCDN	3	0.0	
EMDI	iShares MSCI EM ConsDisc	M1EF0CD	2	0.0	
VGEM	EGShares Cons Svcs GEMS	DJECN	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol* ($MM)	Opt.*
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXR	$6,638	$225.3	✓
VDC	Vanguard Cons Staples	M2USSCSI	1,377	8.6	✓
KXI	iShares S&P Glb Cons Stap	SGCS	572	4.1	
FXG	First Trust Cons Staples	STRQCS	519	4.8	
IYK	iShares DJ US Cons Goods	DJUSNCT	446	2.6	
PBJ	PwrShrs Dyn Food & Bev	DZF	195	1.1	✓
RHS	Guggenheim S&P 500 EW CS	S30	68	0.6	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UP	37	0.2	
PSL	PowerShares Dyn Cons Stap	EZS	36	0.1	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	27	0.2	
AXSL	iShrs MSCI ACWIxUS Cons St	MSWDUCSN	8	0.1	
GGEM	EGShares Cons Goods GEMS	DJECG	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol* ($MM)	Opt.*
Energy					
XLE	Energy Sector SPDR	IXE	$7,168	$761.8	✓
VDE	Vanguard Energy	M2USSENI	2,083	11.9	✓
OIH	Market Vectors Oil Service	MVOIHTR	1,370	161.0	✓
IYE	iShares DJ US Energy	DJUSENT	1,144	16.9	✓
IXC	iShares S&P Glb Energy	SGES	1,002	5.0	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	764	218.8	✓
FCG	First Trust ISE Nat Gas	FUM	414	8.4	✓
IEZ	iShares DJ US Oil Eqp&Svc	DJSOEST	365	6.2	✓
IEO	iShares DJ US O&G E&P	DJSOEPT	325	7.6	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOS	302	5.9	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol* ($MM)	Opt.*
Sectors (continued)					
Energy (continued)					
KOL	Market Vectors-Coal	MVKOL	$212	$6.1	✓
FXN	First Trust Energy	STRQEN	146	2.2	
PXI	PowerShares Dyn Energy	EZK	138	1.3	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWO	130	1.3	✓
PXE	PwrShrs Dyn Energy E&P	DWE	110	1.2	
NLR	Mkt Vect Nuclear Energy	DXNE	75	0.4	✓
ENY	Guggenheim Canada Energy	SWMEID	65	0.4	
RYE	Guggenheim S&P 500 EW Ener	S10	32	0.2	
PSCE	PwrShr S&P SC Energy	SPSU6ET	26	0.4	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	24	0.1	
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	20	0.2	✓
IPW	SPDR S&P Intl Energy	SPBMU1UP	11	0.1	
NUCL	iShares S&P Glb Nuclr Ener	SPGTNEN	9	0.1	
OGEM	EGShares Energy GEMS	DJEEO	9	0.1	
AXEN	iShrs MSCI ACWIxUS Energy	MSWDUENN	5	0.1	
CHIE	Global X China Energy	CHIE	5	0.0	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	5	0.0	
EMEY	iShares MSCI EM Energy	MXEFSEN	2	0.0	
IOIL	IQ Global Oil SC	IQSMOILT	2	0.0	
SNDS	Sustainable NA Oil Sands	SNAOSI	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol* ($MM)	Opt.*
Financials					
XLF	Financial Sector SPDR	IXM	$11,348	$858.4	✓
KBE	SPDR S&P Bank	SPSIBK	1,951	34.9	✓
KRE	SPDR S&P Regional Bank	SPSIRBK	1,437	58.2	✓
VFH	Vanguard Financials	M2USSFNI	1,196	7.4	✓
IYF	iShares DJ US Financial	DJUSFNT	901	18.8	✓
IYG	iShares DJ US Finan Svcs	DJUSFV	422	4.6	✓
IAT	iShares DJ US Reg Banks	DJSRBKT	319	2.1	✓
KIE	SPDR S&P Insurance	SPSIINS	284	4.8	✓
IXG	iShares S&P Glb Financials	SGFS	265	4.1	
FXO	First Trust Financial	STRQFN	253	3.1	✓
KBWB	PowerShares KBW Bank	BKXTR	111	16.0	✓
IAK	iShares DJ US Insurance	DJSINST	103	0.9	
IAI	iShares DJ US Broker Dlrs	DJSINVT	94	1.5	✓
PSCF	PwrShr S&P SC Finance	SPSU6FT	81	0.3	
KCE	SPDR S&P Capital Markets	SPSICM	76	0.9	✓
EUFN	iShares MSCI Europe Fin	MXEU0FN	42	0.8	
RYF	Guggenheim S&P 500 EW Fin	S40	28	0.4	
KBWP	PowerShares KBW Prop&Cas	KPXTR	26	0.3	
PFI	PowerShares Dyn Financial	EZF	22	0.1	
RKH	Market Vectors Bank & Brkr	MVRKHTR	20	1.0	
KBWR	PowerShares KBW Reg Bank	KRXTR	17	0.3	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	15	0.1	
RWW	RevenueShares Financial	REVWFINT	14	0.1	
IPF	SPDR S&P Intl Financials	SPBMU4UP	8	0.1	
CHIX	Global X China Financials	CHIF	7	0.2	✓
EMFN	iShares MSCI EM Financials	MXEF0FN	6	0.1	
FEFN	iShares MSCI Far East Fin	MXFA0FN	6	0.1	
KBWC	PowerShares KBW Cap Mkts	KSXTR	6	0.2	
KME	SPDR S&P Mortgage Finance	SPSIMF	5	0.0	
FGEM	EGShares Financials GEMS	DJEFN	4	0.0	
BRAF	Global X Brazil Financials	SOLBZLX	4	0.0	
KBWI	PowerShares KBW Insurance	KIXTR	3	0.0	
AXFN	iShares MSCI ACWI exUS Fin	MXWDUFN	2	0.0	
KBWX	PowerShares KBW Intl Finan	KGXTR	2	0.0	

* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Healthcare					
XLV	Health Care Sector SPDR	IXV	$7,257	$250.1	✓
IBB	iShares Nasdaq Biotech	NBI	2,599	67.7	✓
VHT	Vanguard Health Care	M2USSHCI	1,441	9.1	✓
IYH	iShares DJ US Healthcare	DJUSHC	926	7.4	✓
FXH	First Trust Health Care	STRQHC	794	6.2	
IXJ	iShares S&P Glb Healthcare	SGH	754	4.9	
XBI	SPDR S&P Biotech	SPSIBITR	749	19.0	✓
PJP	PowerShares Dyn Pharma	DZR	446	3.3	
IHE	iShares DJ US Pharmaceut	DJSPHMT	387	3.5	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	375	2.9	
IHI	iShares DJ US Med Equip	DJSMDQT	349	4.2	
FBT	First Trst NYSE Arca Biotech	BTK	298	2.4	✓
IHF	iShares DJ US HC Providers	DJSHCPT	264	2.1	✓
BBH	Market Vectors Biotech	MVBBHTR	236	2.5	✓
PPH	Market Vectors Pharma	MVPPHTR	225	2.3	✓
PBE	PwrShr Dyn Biotech & Gen	DZO	142	0.3	
RYH	Guggenheim S&P 500 EW HC	S35	130	2.4	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	105	0.7	
PTH	PowerShares Dyn Healthcare	EZX	57	0.3	
IRY	SPDR S&P Intl Health Care	SPBMUHUP	34	0.3	
XHS	SPDR S&P HC Srvs	SPSIHP	30	0.6	
XHE	SPDR S&P HC Equipment	SPSIHE	18	0.1	
AXHE	iShrs MSCI ACWIxUS Health	MSWDUHCN	11	0.1	
HGEM	EGShares HealthCare GEMS	DJEHK	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Industrials					
XLI	Industrial Sector SPDR	IXI	$4,344	$385.1	✓
IYJ	iShares DJ US Industrial	DJUSINT	862	18.4	✓
VIS	Vanguard Industrials	M2USSINI	702	5.8	✓
IYT	iShares DJ Transportation	DJTTR	612	55.0	✓
EXI	iShares S&P Glb Industrial	SGN	216	1.9	
FXR	First Trust Industrials	STRQIN	154	3.6	
ITA	iShares DJ US Aerosp & Def	DJSASDT	81	0.5	
PPA	PwrShrs Aerospace & Def	DXS	47	0.3	
XTN	SPDR S&P Transportation	SPSITN	44	0.6	
PSCI	PwrShr S&P SC Indust	SPSU6IT	40	0.3	
PRN	PowerShares Dyn Industrial	EZL	36	0.2	
RGI	Guggenheim S&P 500 EW Inds	S20	32	0.3	
XAR	SPDR S&P Aero & Def	SPSIAD	14	0.1	
IPN	SPDR S&P Intl Industrials	SPBMU2UP	11	0.1	
CHII	Global X China Industrials	CHII	4	0.0	✓
IGEM	EGShares Industrial GEMS	DJEIO	3	0.0	
AXID	iShrs MSCI ACWIxUS Indust	MSWDUINN	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Materials					
GDX	Market Vectors Gold Miners	GDM	$6,777	$650.1	✓
XLB	Materials Sector SPDR	IXB	2,640	300.7	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	2,098	63.1	✓
VAW	Vanguard Materials	M2USSMTI	754	6.1	✓
XME	SPDR S&P Metals & Mining	SPSIMM	628	138.6	✓
IYM	iShares DJ US Basic Mat	DJUSBMT	524	9.5	
MXI	iShares S&P Glb Materials	SGM	445	3.5	
WOOD	iShares S&P Glb Timb&For	SPGTTFT	292	2.0	
SIL	Global X Silver Miners	SOLGLOSI	261	4.8	✓
CUT	Guggenheim Timber	CGTBR	239	2.2	
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	225	0.6	
FXZ	First Trust Materials	STRQMT	197	5.2	✓
URA	Global X Uranium	SOLURA	130	1.3	✓
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	129	1.0	✓

* Opt. denotes US listed options trading available on the underlying security.

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Materials (continued)					
SLX	Market Vectors Steel	STEEL	$127	$3.3	✓
PYZ	PwrShrs Dyn Basic Material	EZB	84	0.8	
CU	First Trust ISE Glb Copper	ISC	36	0.4	✓
RTM	Guggenheim S&P 500 EW Mats	S15	36	0.2	
GLDX	Global X Gold Explorers	SOLGLDX	34	0.6	✓
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	27	0.3	
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	27	0.5	
COPX	Global X Copper Miners	SOLGLOCO	26	0.4	✓
SOIL	Global X Fertilizer/Potash	SOLFERT	26	0.2	
CCXE	WisdomTree Comm Country	WTIDCCET	24	0.1	
PLTM	First Trust ISE Glb Platin	ORE	10	0.2	✓
IRV	SPDR S&P Intl Materials	SPBMU6UP	9	0.1	
EMT	EGShares EM Met & Min	DJEMT	8	0.1	
EMMT	iShares MSCI EM Materials	MXEF0MT	8	0.1	
PSCM	PwrShr S&P SC Mater	SPSU6MT	7	0.1	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	5	0.1	
LGEM	EGShares Basic Mat GEMS	DJEBM	4	0.0	
SILJ	PureFunds ISE Jr Silv SC	ZIR	3	0.1	
GGGG	Global X Pure Gold Miners	SOLGGGG	3	0.0	
JUNR	Global X Junior Miners	VXTJAR	3	0.1	
AXMT	iShrs MSCI ACWIxUS Mater	MSWDUMTN	3	0.2	
CHIM	Global X China Materials	CHIMAT	2	0.0	
GEMS	PureFunds ISE Diamond/Gem	ZIG	2	0.0	
MSXX	PureFunds ISE Mining Serv	ZIM	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$30,904	$2,452.5	✓
MOO	Mkt Vectors Agribusiness	DXAG	5,526	20.8	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	2,053	15.9	✓
IGE	iShares S&P NA Nat Res	SPGSSINR	1,900	11.2	✓
ECON	EGShares EM Consumer Titan	DJECON	888	7.0	
GNR	SPDR S&P Glb Nat Resour	SPGNRUP	533	4.1	
IGF	iShares S&P Glb Infrastruc	SPGTINNT	414	2.5	
CHIQ	Global X China Consumer	CHIQ	193	2.8	✓
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	141	0.5	
HAP	Market Vectors Hard Assets	RVEIT	111	1.1	
PAGG	PwrShrs Global Agriculture	QAGX	106	0.4	
PXR	PwrShrs EM Infrastruct	EIBIT	101	0.6	
BRXX	EGShares Brazil Infr	IBRXX	79	0.6	
QQXT	First Trust NDX Ex-Tech	NDXXM	54	0.3	
LIT	Global X Lithium	SOLLIT	53	0.3	✓
INXX	EGShares India Infr	EGSXIXT	50	0.2	
CROP	IQ Global Agribusiness SC	IQSMCROT	36	0.2	✓
SEA	Guggenheim Shipping	DJGSHT	32	0.4	✓
PSCU	PwrShr S&P SC Util	SPSU6UT	31	0.1	
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	27	0.3	
BRAQ	Global X Brazil Consumer	SOLBZLC	24	0.2	
PXN	PowerShares Lux Nanotech	LUXNI	18	0.1	
FLM	First Trust ISE Glb Eng&Cons	CVL	17	0.1	
GRID	First Trust NQ Smart Grid	QGRD	12	0.0	
CHXX	EGShares China Infr	ICHXX	12	0.1	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	12	0.0	
HECO	Huntington EcoLogical Strat	n/a	10	0.0	
INCO	EGShares India Consumer	IINCOT	6	0.2	
QQQE	Direxion NASDAQ-100 EW	NDXE	4	0.3	
EMDD	EGShares EM Dom Demand	IEMDD	2	0.0	

3

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Real Estate					
VNQ	Vanguard REIT	RMZ	$18,793	$165.5	✓
IYR	iShares DJ US Real Estate	DJUSRET	5,583	582.1	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	4,034	24.1	✓
ICF	iShares C&S Realty Majors	RMP	3,010	29.5	✓
RWR	SPDR DJ REIT	DWRTF	2,174	17.2	✓
IFGL	iShares F E/N Devel RExUS	TRGXUU	1,890	7.8	✓
REM	iShares FTSE NAREIT Mrtge	TFNMRC	1,163	14.1	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	965	6.3	✓
VNQI	Vanguard GlblxUS Real Est	SPBMGUU	755	5.6	✓
SCHH	Schwab US REIT	DWRTFT	520	4.1	✓
FRI	First Trust S&P REIT	SPREIT	491	2.3	✓
REZ	iShares FTSE NAREIT Resid	TFN17C	321	2.1	
WPS	iShares S&P DevelxUS Prpty	SPBMWUUT	205	1.6	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	123	0.4	
MORT	Market Vectors Mortg REIT	MVMORTTR	122	1.6	
DRW	WisdomTree GlblxUS RealEst	WTIRGRET	115	0.6	
GRI	C&S Global Realty Majors	GRM	104	0.7	
FTY	iShares FTSE NAREIT RE 50	FNRSTR	95	0.6	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	77	0.8	
TAO	Guggenheim China RE	ACNRET	54	2.3	✓
ROOF	IQ US Real Estate SC	IQSMREST	41	0.5	
IFAS	iShares FTSE E/N Asia	TRGASU	38	0.5	
IFNA	iShares FTSE E/N North Am	TRGNAU	23	0.1	
WREI	Wilshire US REIT	WILREIT	20	0.1	
RTL	iShares FTSE NAREIT Retail	TFN20C	19	0.4	
IFEU	iShares FTSE E/N Europe	NUPRA	15	0.1	
FNIO	iShares FTSE NAREIT Indu	TFN13C	13	0.1	
Technology					
XLK	Technology Sector SPDR	IXT	$9,316	$256.3	✓
VGT	Vanguard Technology	M2USSITI	2,749	14.6	✓
IYW	iShares DJ US Technology	DJUSTCT	1,837	15.2	✓
FDN	First Trust DJ Internet	DJINET	892	8.1	✓
IGV	iShares S&P NA Software	SPGSTISO	686	3.7	✓
IXN	iShares S&P Glb Technology	SGI	509	3.0	
IGM	iShares S&P NA Technology	SPGSTI	492	3.0	
FXL	First Trust Technology	STRQTC	213	2.5	
SMH	Market Vectors Semicons	MVSMHTR	208	52.7	✓
IGN	iShares S&P NA MMedia Ntwk	SPGSTIIP	200	2.5	✓
MTK	SPDR MS Technology	MSH	171	0.3	
SOXX	iShares PHLX SOX Semicond	SOX	150	11.3	✓
QQEW	First Trust NDX Equal Wgt	NDXE	121	1.0	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	111	0.7	
QTEC	First Trust NDX Technology	NDXT	110	0.8	✓
SKYY	First Trust ISE Cloud Comp	CPQ	93	0.7	✓
RYT	Guggenheim S&P 500 EW Tech	S45	92	0.9	
PNQI	PwrShrs NASDAQ Internet	NETX	58	0.5	
PSJ	PowerShares Dyn Software	DZC	47	0.3	
XSD	SPDR S&P Semiconductor	SPSISCTR	45	2.2	
PXQ	PowerShares Dyn Networking	DZN	34	0.3	
PTF	PowerShares Dyn Technology	EZV	31	0.1	
CQQQ	Guggenheim China Tech	ACNITTR	18	0.2	✓
PSI	PwrShrs Dyn Semiconductors	DZE	16	0.1	
IPK	SPDR S&P Intl Technogy	SPBMUTUP	16	0.1	
XSW	SPDR S&P Software & Srvs	SPSISS	14	0.1	
SOCL	Global X Social Media	SOCL	11	0.1	✓
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	4	0.1	
AXIT	iShrs MSCI ACWIxUS Info Te	MSWDUITN	3	0.0	
QQQC	Global X NASDAQ China Tech	NCL9000X	3	0.0	
Sectors (continued)					
Technology (continued)					
QGEM	EGShares Technology GEMS	DJETX	$3	0.0	
Telecommunications					
VOX	Vanguard Telecomm	M2USSTCI	$482	$4.4	✓
IXP	iShares S&P Glb Telecomm	SGT	468	3.7	
IYZ	iShares DJ US Telecomm	DJSTELT	425	10.1	✓
IST	SPDR S&P Intl Telecomm	SPBMUSUP	32	0.2	
XTL	SPDR S&P Telecom	SPSITE	4	0.0	
TGEM	EGShares Telecom GEMS	DJETS	4	0.0	
AXTE	iShrs MSCI ACWIxUS Teleco	MSWDUTCN	3	0.0	
Utilities					
XLU	Utilities Sector SPDR	IXU	$5,936	$289.3	✓
VPU	Vanguard Utilities	M2USSUTI	1,505	7.2	✓
IDU	iShares DJ US Utilities	DJUSUTT	1,038	10.2	✓
JXI	iShares S&P Glb Utilities	SGU	235	1.6	✓
FXU	First Trust Utilities	STRQUT	189	3.3	
GII	SPDR Glb Infrastruct 100	MCGIGIDT	72	0.7	
RYU	Guggenheim S&P 500 EW Util	SPXEWCTR	49	0.3	
PUI	PowerShares Dyn Utilities	DWU	41	0.1	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	39	0.1	
IPU	SPDR S&P Intl Utilities	SPBMUUUP	27	0.2	
AXUT	iShrs MSCI ACWIxUS Utilit	MSWDUUTN	6	0.1	
UGEM	EGShares Utilities GEMS	DJEUT	3	0.0	
Water and Clean Energy					
PHO	PowerShares Water Resour	GWATUSL	$891	$3.1	✓
CGW	Guggenheim S&P Glb Water	SPGTAQTR	230	0.8	
PIO	PowerShares Global Water	GWATERL	206	0.8	
PBW	PwrShrs WH Clean Energy	ECO	133	1.3	✓
FIW	First Trust ISE Water	HHO	106	0.7	✓
PZD	PowerShares Cleantech	CTIUS	69	0.1	
PBD	PwrShrs Glb Clean Energy	NEXUST	57	0.3	
TAN	Guggenheim Solar	SUNIDX	55	1.7	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	50	0.2	✓
PUW	PwrShrs WH Progr Energy	WHPRO	38	0.1	
ICLN	iShares S&P Glb Clean En	SPGTCLNT	27	0.1	
QCLN	First Trust NQ Green Energy	CELS	25	0.2	
FAN	First Trust Glb Wind Ener	GWE	21	0.1	
EVX	Mkt Vec Environment Svcs	AXENV	19	0.0	
KWT	Market Vectors Solar Ener	SOLRXT	11	0.2	
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$40,939	$976.5	✓
VEA	Vanguard MSCI Euro Pac	NDDUEAFE	12,565	109.1	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	9,157	48.9	✓
ACWI	iShares MSCI ACWI	NDUEACWF	3,813	43.5	✓
VT	Vanguard Total World	GEISAC	2,091	15.4	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	1,951	13.7	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	1,865	12.8	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	1,489	7.3	✓
VXUS	Vanguard Total Intl Stock	MIMUAWUN	1,488	9.2	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	1,380	12.1	✓
VSS	Vanguard FTSE AWxUS SC	FSMUGXUS	1,324	5.8	✓
IOO	iShares S&P Global 100	SPTR100N	1,186	6.9	✓
SCHF	Schwab International Equity	FTAD02	1,176	8.1	✓
GWX	SPDR S&P Intl SC	STBMWUU2	733	4.5	✓
TOK	iShares MSCI Kokusai	NDDUKOK	619	0.9	

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Global (continued)					
CWL	SPDR S&P World ex-US	SCRTWU	$576	$2.8	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	564	5.4	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	422	3.0	
SCHC	Schwab Intl Small-Cap	GPSCW002	240	1.4	✓
DGT	SPDR Global Dow	GDOWD	93	0.3	✓
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	88	1.0	
ADRD	BLDRS DM 100 ADR	BKTDM	45	0.1	
MDD	SPDR S&P Intl MC	SPBMUMUP	38	0.1	
IFSM	iShares FTSE Dev SC ex NA	FSZUDXNA	38	0.2	
DBEF	db X-trckrs MSCI EAFE Hdg	M0EFHUSD	29	0.2	
URTH	iShares MSCI World	NDDUWI	6	0.1	
ACIM	SPDR MSCI ACWI IMI	MXWDIM	5	0.1	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$7,681	$277.8	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	4,530	46.0	✓
EWH	iShares MSCI Hong Kong	NDDUHK	3,479	75.9	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,639	29.5	✓
EWA	iShares MSCI Australia	NDDUAS	2,557	57.3	✓
VPL	Vanguard FTSE Pacific	TAWNT08U	2,033	17.1	✓
EWS	iShares MSCI Singapore	NDDUSG	1,607	22.9	✓
AIA	iShares S&P Asia 50	SPAS50NT	239	1.3	
NKY	MAXIS Nikkei 225 Index	NKY	233	9.5	✓
ENZL	iShares MSCI NZ Cap	M1NZ5IM	192	2.3	
JSC	SPDR Russ/Nom Japan SC	RNRIS	73	0.4	
ITF	iShares S&P/TOPIX 150	SPTR150N	71	0.7	
SCJ	iShares MSCI Japan SC	NCUAJN	61	0.7	
ADRA	BLDRS Asia 50 ADR	BKTAS	28	0.1	
DBJP	db X-trckrs MSCI Japan Hdg	M0JPHUSD	26	0.4	
JPP	SPDR Russ/Nom Prime JP	RNPRI	17	0.3	
KROO	IQ Australia SC	IQSMAUST	14	0.1	
EWSS	iShares MSCI Singapore SC	NCUASG	13	0.2	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	6	0.0	
EWHS	iShares MSCI HK SC	NCUAHK	4	0.2	
EWAS	iShares MSCI Australia SC	NCUAAS	1	0.1	
Europe					
VGK	Vanguard FTSE Europe	TAWNT06U	$5,600	$103.7	✓
EWG	iShares MSCI Germany	NDDUGR	3,055	86.7	✓
EZU	iShares MSCI EMU	NDDUEMU	2,023	65.5	✓
FEZ	SPDR EURO STOXX 50	SX5U	1,891	24.5	✓
EWU	iShares MSCI UK	NDDUUK	1,451	19.3	✓
IEV	iShares S&P Europe 350	SPTR350N	1,220	12.9	✓
EWL	iShares MSCI Switz Cap	M1CH2550	832	11.6	✓
EWI	iShares MSCI Italy Cap	M1IT2550	523	21.1	✓
EWQ	iShares MSCI France	NDDUFR	501	21.5	✓
EWD	iShares MSCI Sweden	NDDUSW	394	6.3	✓
EWP	iShares MSCI Spain Cap	M1ES2550	246	15.2	✓
EWN	iShares MSCI Netherl IMI	MIMUNETN	149	3.7	
EIS	iShares MSCI Israel Capped	MISCNU	83	0.8	
EWO	iShares MSCI Austria Cap	M1ATSIM	79	2.7	
NORW	Global X Norway 30	TNOR30U	63	0.7	
EWK	iShares MSCI Belgium IMI	M1BESIM	58	1.4	
FEU	SPDR STOXX 50	SX5P	55	0.4	
EIRL	iShares MSCI Irelnd Cap IMI	MSEUIR$N	51	0.6	
GXF	Global X FTSE Nordic Reg	TN30XU	36	0.3	
GREK	Global X FTSE Greece 20	ASECU	16	0.9	
ADRU	BLDRS Europe 100 ADR	BKTEUR	14	0.0	
ENOR	iShares MSCI Norway Cap IMI	M1NOSIM	12	0.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Europe (continued)					
EWGS	iShares MSCI Germany SC	NCUDGR	$9	$0.3	
EWUS	iShares MSCI UK SC	NCUDUK	5	0.2	
GERJ	Market Vectors Germany SC	MVGERJTR	5	0.1	
EFNL	iShares MSCI FI Cap IMI	M1FISIM	4	0.1	
EDEN	iShares MSCI DK Cap IMI	M1DKSIM	3	0.3	
North America					
EWC	iShares MSCI Canada	NDDUCA	$4,354	$54.6	✓
CNDA	IQ Canada SC	IQSMCANT	16	0.1	✓
DBCN	db X-trckr MSCI Canada Hdg	M0CAHUSD	5	0.0	
EWCS	iShares MSCI Canada SC	NCUDCA	2	0.0	
Emerging Markets – Global					
VWO	Vanguard FTSE EM	HORIZ1U	$56,165	$802.5	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	44,471	2,174.0	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	921	12.4	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	891	4.6	✓
SCHE	Schwab Emrg Markets Equity	FTAG01	852	8.1	✓
ADRE	BLDRS EM 50 ADR	BKTEM	278	1.6	
GMM	SPDR S&P Emg Mkts	STBMEMU	219	1.7	
FRN	Guggenheim Frontier Mkts	BKNFRR	151	1.1	
EEMS	iShares MSCI EM SC	MSLUEMRN	19	0.3	
AGEM	EGShares GEMS Composite	DJEEG	17	0.1	
EVAL	iShares MSCI EM Value	NUVEEMVN	12	0.1	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	10	0.2	
DBEM	db X-trackers MSCI EM Hdg	M0EMHUSD	4	0.0	
EMCR	EGShares EM Core	SPEMCR	4	0.0	
EGRW	iShares MSCI EM Growth	NDUEEGFN	3	0.0	
EMFT	SPDR MSCI EM 50	MXEF50	2	0.0	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil Cap	M1BR2550	$7,608	$673.2	✓
FXI	iShares FTSE China 25	GPDEU3TR	6,362	645.5	✓
EWY	iShares MSCI S Korea Cap	M1KR2550	3,039	119.1	✓
EWW	iShares MSCI Mex Cap IMI	M1MXSIM	2,955	173.0	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,627	79.3	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	1,428	27.0	✓
MCHI	iShares MSCI China	NDEUCHF	1,205	26.3	✓
RSX	Market Vectors Russia	MVRSXTR	1,124	112.5	✓
GXC	SPDR S&P China	SCRTCN	1,059	15.1	✓
THD	iShares MSCI Thai Cap IMI	M1THSIM	1,010	19.6	
EWM	iShares MSCI Malaysia	NDDUMAF	963	27.2	✓
TUR	iShares MSCI Turkey	MIMUTURN	860	20.1	
BKF	iShares MSCI BRIC	NDUEBRIC	620	6.8	
ECH	iShares MSCI Chile Cap IMI	M1CLSIM	577	11.0	✓
EIDO	iShares MSCI Indonesia IMI	MIMUINON	569	11.2	
BRF	Market Vectors Brazil SC	MVBRFTR	500	6.3	✓
GMF	SPDR S&P EM Asia Pacific	STBMAEU	491	4.4	
EZA	iShares MSCI South Africa	NDEUSSA	481	23.9	✓
VNM	Market Vectors Vietnam	MVVNMTR	463	9.4	
IDX	Market Vectors Indonesia	MVIDXTR	462	6.9	
INDY	iShares S&P India Nifty 50	BXTRNIFT	428	4.8	✓
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	418	11.0	
EPU	iShares MSCI All Peru	MXPECAPD	379	9.6	✓
PIN	PowerShares India	III	353	12.1	✓
BIK	SPDR S&P BRIC 40	SPTRBRIC	274	2.2	
EEB	Guggenheim BRIC	BKBRICT	273	1.8	✓
ERUS	iShares MSCI Russia Capped	MSEURU$N	255	10.5	
HAO	Guggenheim China SC	ACNSC	255	6.0	✓

* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
GXG	Global X FTSE Colombia 20	TCOLO20U	$188	$4.2	✓
PGJ	PwrShr Golden Dragon China	HXC	176	0.8	✓
EPOL	iShares MSCI Pol Cap IMI	M1PLSIM	147	4.2	
INDA	iShares MSCI India	NDEUSIA	122	1.6	
SCIF	Market Vectors India SC	MVSCIFTR	109	2.3	✓
AFK	Market Vectors-Africa	DJAFKT	107	1.0	
GML	SPDR S&P EM Lat Am	SCRTLA	103	1.1	
GUR	SPDR S&P Emerging Europe	STBMEECQ	90	1.0	✓
FM	iShares MSCI Frontier 100	MXFM100	83	0.7	
GAF	SPDR S&P EM Middle East	STBMMEU	72	0.8	
EEMA	iShares MSCI EM Asia	NDUEEGFA	64	3.9	
FNI	First Trust ISE Chindia	ICK	61	0.2	✓
EWZS	iShares MSCI Brazil SC	MSLUBRZN	60	0.7	
YAO	Guggenheim China All-Cap	ACNACTR	56	0.5	✓
ASEA	Global X Asean 40	TASEAN40	52	0.4	
PEK	Market Vectors China	CSIR0300	40	1.2	
EGPT	Market Vectors Egypt Index	MVEGPTTR	35	1.1	
RBL	SPDR S&P Russia	SPCQXRUP	35	0.7	
ECNS	iShares MSCI China SC	MSLUCHNN	33	0.6	
FCHI	iShares FTSE China HK List	CH80	31	0.2	
BICK	First Trust BICK	BIQ	30	0.3	
PLND	Market Vectors Poland	MVPLNDTR	29	0.3	
ESR	iShares MSCI EM East Eur	NDUEEMEE	22	0.3	
SCIN	EGShares India SC	ISCIN	21	0.1	
BRAZ	Global X Brazil MC	SOLBRAZ	19	0.1	
PMNA	PwrShr MENA Frontier Cntry	QMNX	16	0.1	
EEML	iShares MSCI EM LatAm	NDUEEGFL	15	0.1	
RSXJ	Market Vectors Russia SC	MVRSXJTR	12	0.3	
MES	Market Vectors Gulf States	DJMEST	11	0.1	
LATM	Mkt Vect LatAm SC	MVLATMTR	11	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	10	0.1	
AND	Global X FTSE Andean 40	TANDE40U	9	0.1	
BBRC	EGShares Beyond BRICs	IBBRC	8	0.0	
EEME	iShares MSCI EM EMEA	NDDUEMEA	5	0.1	
SMIN	iShares MSCI India SC	MSLUINDN	4	0.1	
ARGT	Global X FTSE Argentina 20	TARG20U	4	0.1	
DBBR	db X-trckrs MSCI Braz Hdg	M0BRHUSD	4	0.1	
COLX	Market Vectors Colombia	MVCOLXTR	3	0.0	
AZIA	Glb X Centr Asia & Mongol	AZIA	2	0.4	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	2	0.0	
NGE	Global X Nigeria Index	NGE	2	0.0	
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$2,388	$456.6	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,070	460.1	✓
UWM	ProShares Ultra R2000	RTY	1,058	38.3	✓
UYG	ProShares Ultra Financials	DJUSFN	735	44.7	✓
QLD	ProShares Ultra QQQ	NDX	494	157.1	✓
TNA	Direxion Daily SC Bull 3x	RTY	447	514.6	✓
URE	ProShares Ultra RealEstate	DJUSRE	397	7.2	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	370	214.8	✓
NUGT	Direxion Gld Mnrs Bull 2x	GDM	366	64.6	✓
UPRO	ProShares UltraPro SP500	SPX	319	156.0	✓
EDC	Direxion Daily EM Bull 3x	MXEF	275	28.8	✓
DDM	ProShares Ultra Dow30	INDU	243	26.2	✓
SPXL	Direxion Daily SPX Bull 3x	SPX	221	57.8	✓
TQQQ	ProShares UltraPro QQQ	NDX	212	124.7	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	159	10.0	✓
ERX	Direxion Daily Ener Bull 3x	IXE	153	44.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
UYM	ProShares Ultra Basic Mat	DJUSBM	$125	$7.9	✓
MVV	ProShares Ultra SP 400	MID	121	23.2	✓
TECL	Direxion Daily Tech Bull 3x	IXT	110	9.6	✓
URTY	ProShares UltraPro R2000	RTY	101	17.9	✓
DRN	Direxion Daily RE Bull 3x	RMZ	93	10.6	✓
ROM	ProShares Ultra Technology	DJUSTC	70	1.3	✓
RXL	ProShares Ultra HealthCare	DJUSHC	68	0.8	
YINN	Direxion Daily China 3x Bull	BKTCN	67	3.1	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	67	1.4	
SOXL	Direxion Semicond Bull 3x	SOX	62	10.8	✓
UDOW	ProShares UltraPro Dow30	INDU	57	12.9	✓
MIDU	Direxion Daily MC Bull 3x	MID	48	4.1	✓
XPP	ProShares Ultra FTSE China	XINOU	39	1.8	✓
EET	ProShares Ultra MSCI EM	MXEF	34	1.1	✓
USD	ProShares Ultra Semicond	DJUSSC	31	0.8	✓
UMDD	ProShares UltraPro Mid400	MID	28	3.0	✓
DZK	Direxion Daily DM Bull 3x	MXEA	27	0.6	✓
INDL	Direxion India Bull 3x	III	25	1.0	✓
CURE	Direxion HlthCr Bull 3x	IXV	25	0.7	
SAA	ProShares Ultra S&P600	SML	24	0.2	✓
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	23	0.6	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	23	0.5	
UXI	ProShares Ultra Industrial	DJUSIN	19	0.3	✓
UGE	ProShares Ultra Cons Goods	DJUSNC	18	0.1	
GASL	Direxion Nat Gas Bull 2x	FUM	18	2.9	✓
RUSL	Direxion Russia Bull 3x	MVRSX	17	1.5	✓
UKF	ProShares Ultra R1000 Gro	RLG	17	0.0	
UPW	ProShares Ultra Utilities	DJUSUT	16	0.3	
UCC	ProShares Ultra Cons Svcs	DJUSCY	15	0.1	
UKK	ProShares Ultra R2000 Gro	RUO	13	0.4	
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	13	0.3	
EFO	ProShares Ultra MSCI EAFE	MXEA	13	0.1	
RETL	Direxion Retail Bull 3x	RU15SRTL	11	0.3	
UKW	ProShares Ultra RussMCGro	RDG	9	0.0	
UVT	ProShares Ultra R2000 Val	RUJ	9	0.2	
UPV	ProShr Ultra MSCI Europe	MXEU	8	0.3	
UVU	ProShares Ultra RussMCVal	RMV	8	0.0	
UVG	ProShares Ultra R1000 Val	RLV	7	0.1	
UWC	ProShares Ultra R3000	RAY	6	0.0	
UMX	ProShr Ultra MSCI Mex Cap	MXMXSIM	5	0.1	
LTL	ProShares Ultra Telecomm	DJSTEL	5	0.0	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	4	0.1	
FINU	ProShares UltraPro 3xFins	DJUSFN	4	0.2	
MATL	Direxion Basic Mat Bull 3x	IXB	3	0.2	
KRU	ProShares Ult KBW Reg Bank	KRX	3	0.1	
Inverse – Equities					
SDS	ProShares UltraShort SP500	SPX	$2,148	490.0	✓
SH	ProShares Short S&P500	SPX	1,765	103.3	✓
TZA	Direxion Daily SC Bear 3x	RTY	915	227.0	✓
SPXU	ProShares UltPro Shrt SP500	SPX	581	174.0	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	567	142.7	✓
QID	ProShares UltraShort QQQ	NDX	457	129.0	✓
TWM	ProShares UltSh R2000	RTY	355	36.7	✓
RWM	ProShares Short R2000	RTY	346	26.7	✓
DXD	ProShares UltraShort Dow30	INDU	296	34.0	✓
DOG	ProShares Short Dow30	INDU	264	14.5	✓
EUM	ProShares Short MSCI EM	MXEF	241	3.3	
SPXS	Direxion Daily SPX Bear 3x	SPX	214	36.5	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	205	68.0	✓

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
SRTY	ProShares UltraPro Shrt R2	RTY	$75	$15.7	✓
SRS	ProShares UltSh Real Est	DJUSRE	74	3.1	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	72	8.9	✓
SBB	ProShares Short S&P600	SML	69	0.8	
EEV	ProShares UltSh MSCI EM	MXEF	49	2.1	✓
SOXS	Direxion Semicond Bear 3x	SOX	47	6.1	✓
SEF	ProShares Short Financials	DJUSFN	46	1.4	✓
DUST	Direxion Gld Mnrs Bear 2x	GDM	44	28.0	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	41	49.3	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	39	5.9	✓
MYY	ProShares Short SP 400	MID	27	0.8	
TECS	Direxion Daily Tech Bear 3x	IXT	26	3.5	✓
REK	ProShares Shrt Real Estate	DJUSRE	21	0.3	
MZZ	ProShares UltraSh SP 400	MID	19	1.4	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR	15	1.1	✓
DRV	Direxion Daily RE Bear 3x	RMZ	13	1.5	✓
MIDZ	Direxion Daily MC Bear 3x	MID	13	1.1	✓
SSG	ProShares UltSh Semicond	DJUSSC	12	0.4	✓
DPK	Direxion Daily DM Bear 3x	MXEA	12	0.7	✓
YANG	Direxion Daily China 3x Bear	BKTCN	10	0.4	✓
RUSS	Direxion Russia Bear 3x	MVRSX	10	0.8	✓
REW	ProShares UltSh Technology	DJUSTC	9	0.4	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	8	0.4	✓
SCC	ProShares UltSh Cons Svcs	DJUSCY	7	0.1	
SDD	ProShares UltraShort SP600	SML	7	0.2	
SBM	ProShares Shrt Basic Mat	DJUSBM	7	0.1	
EWV	ProShares UltSh MSCI Japan	MXJP	7	0.3	✓
GASX	Direxion Nat Gas Bear 2x	FUM	6	1.4	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	6	0.3	
YXI	ProShares Shrt FTSE China	XINOU	6	0.1	
SMDD	ProShares UltraPro Shrt SP4	MID	6	1.4	✓
SKK	ProShares UltSh R2000 Gro	RUO	5	0.2	
DDG	ProShares Short Oil & Gas	DJUSEN	4	0.0	
SIJ	ProShares UltSh Industrial	DJUSIN	4	0.1	✓
RXD	ProShares UltSh HealthCare	DJUSHC	4	0.1	
SJH	ProShares UltSh R2000 Val	RUJ	3	0.0	
SMK	ProShares UltSh MSCI Mex	MZMXI	2	0.0	
SDP	ProShares UltSh Utilities	DJUSUT	2	0.1	
KRS	ProShares Short KBW Reg Bk	KRX	2	0.0	
FINZ	ProShares UltraPro Sh Fins	DJUSFN	2	0.1	
SZK	ProShares UltSh Cons Good	DJUSNC	2	0.1	
SFK	ProShares UltSh R1000 Gro	RLG	2	0.0	
TLL	ProShares UltSh Telecomm	DJSTEL	2	0.0	
SDK	ProShares UltSh RussMCGr	RDG	2	0.0	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	1	0.1	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	1	0.0	
SJF	ProShares UltSh R1000 Val	RLV	1	0.0	
TWQ	ProShares UltraShort R3000	RAY	1	0.0	
SJL	ProShares UltSh RussMCVa	RMV	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	MERGDVGT	$14,593	73.9	✓
DVY	iShares DJ Select Dividend	DJDVY	11,792	67.7	✓
SDY	SPDR S&P Dividend	SPHYDATR	11,018	60.3	✓
VYM	Vanguard High Div Yield	TGPVAN	5,405	31.4	✓
HDV	iShares High Div Equity	MDYFT	2,919	19.0	✓
DLN	WisdomTree LC Div	WTLDITR	1,493	11.8	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,085	8.8	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	845	8.0	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
Domestic (continued)					
VIG	Vanguard Div Appreciation	MERGDVGT	$14,593	73.9	✓
DVY	iShares DJ Select Dividend	DJDVY	11,792	67.7	✓
SDY	SPDR S&P Dividend	SPHYDATR	11,018	60.3	✓
VYM	Vanguard High Div Yield	TGPVAN	5,405	31.4	✓
HDV	iShares High Div Equity	MDYFT	2,919	19.0	✓
DLN	WisdomTree LC Div	WTLDITR	1,493	11.8	✓
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,085	8.8	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	845	8.0	✓
DHS	WisdomTree Equity Income	WTHYE	$641	$3.8	
FVD	First Trust Value Line Div	VLFVD	607	2.2	
FDL	First Trust Mrngstr Div	MDL	598	4.7	
DON	WisdomTree MC Div	WTMDITR	554	3.4	
DES	WisdomTree SC Div	WTSDITR	542	3.3	
PEY	PowerShares HY Equity Div	MERGDAYT	313	1.5	
DTD	WisdomTree Total Dividend	WTDITR	294	1.7	
PFM	PowerShares Div Achievers	MERGDAAT	288	1.3	
KBWD	PwrShrs KBW High Div Fin	KDXTR	232	2.3	
SDOG	ALPS Sector Dividend Dogs	n/a	179	2.0	
SPHD	PowerShares SPS High Div	SPSLVHDT	104	1.7	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	77	0.8	
QDF	FlexShares Quality Div	NTUQD	48	0.7	
QDEF	FlxShrs Quality Div Defens	NTUQDDF	11	0.1	
QDYN	FlxShrs Quality Div Dynam	NTUQDDY	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	$5,840	$81.7	✓
DEM	WisdomTree EM Equity	WTEMHYTR	5,398	41.5	✓
IDV	iShares DJ EPAC Select Div	DJEPCSDT	1,892	14.2	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	1,463	8.4	✓
DWX	SPDR S&P Intl Dividend	SPGTDOU	1,313	9.4	✓
PID	PowerShares Internat Div	MERGDATT	817	4.2	
DLS	WisdomTree Intl SC Div	WTIDSCTR	556	2.5	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	516	5.3	✓
SDIV	Global X SuperDividend	SOLSDIV	478	5.3	
DWM	WisdomTree DEFA	WTIDFATR	459	1.9	
DOO	WisdomTree Intl Div	WTIDXFTR	349	1.4	
FGD	First Trust DJ Glb Sel Div	DJGSD	301	2.1	
DOL	WisdomTree Intl LC Div	WTIDLCTR	211	1.0	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	209	0.9	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	192	2.5	✓
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	181	1.9	✓
DIM	WisdomTree Intl MC Div	WTIDMCTR	118	0.6	
DVYE	iShares EM Dividend	DJEMDIVR	113	1.3	
DEW	WisdomTree Global Equity	WTGDHYTR	103	0.6	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	95	0.4	
DNL	WisdomTree GlobalxUS Gro	WTGDXGTR	87	0.5	
AUSE	WisdomTree Australia Div	WTIDAUST	76	0.3	
LVL	Guggenheim S&P Glb Div	SPGTGDOT	64	0.6	
DFE	WisdomTree Europe SC Div	WTIDESTR	60	0.6	
DVYA	iShares Asia/Pac Div 30	DJAPSDT	38	0.3	
CHXF	WisdomTree CH Div Ex-Fins	WTCXFTR	35	0.9	
FDD	First Trust STOXX EUSelDiv	SD3L	35	0.3	
DIV	Global SuperDividend US	IDIVT	20	1.6	
GULF	WisdomTree Middle East Div	WTEMMETR	15	0.1	

* Opt. denotes US listed options trading available on the underlying security.

7

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FICC

Exchange Traded Funds (ETFs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$23,878	$264.8	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	15,504	304.3	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	12,015	197.2	✓
CSJ	iShares Barc 1-3 Yr Credit	LD01TRUU	10,222	68.8	✓
VCSH	Vanguard ST Corporate	LD18TRUU	5,506	42.1	
CIU	iShares Barc Interm Credit	LUICTRUU	5,466	36.2	✓
VCIT	Vanguard Interm Corporate	n/a	3,495	35.7	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	2,061	8.5	
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	1,425	18.9	✓
CFT	iShares Barc Credit Bond	LUCRTRUU	1,361	10.5	
SJNK	SPDR Barc ShTrm High Yld	BHYSTRUU	1,142	13.8	
VCLT	Vanguard LT Corporate	LD07TRUU	1,007	22.3	✓
PHB	PowerShares Fund HY Corp	RAFIHY	793	9.7	✓
ITR	SPDR Barc Interm Credit	LD06TRUU	414	2.7	
BSJF	Guggenheim BulltShr '15 HY	BSJKF	378	3.0	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	365	1.4	
CLY	iShares 10+Yr Credit	CY09	360	6.1	
BSJE	Guggenheim BulltShr '14 HY	BSJKE	274	1.9	
IHY	Market Vectors Intl HY Bd	HXUS	259	3.2	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	238	1.6	
BSCE	Guggenheim BulletShr '14 Bd	BSCBE	237	1.2	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	213	1.3	
BSJD	Guggenheim BulltShr '13 HY	BSJKD	206	1.6	
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	201	1.0	
BSCD	Guggenheim BulletShr '13 Bd	BSCBD	172	0.6	
CORP	PIMCO Invest Grade Corp Bd	C0A0	171	2.7	
LWC	SPDR Barc LT Credit	LD07TRUU	145	2.6	
BSJG	Guggenheim BulltShr '16 HY	BSJKG	115	1.2	
BSCI	Guggenheim BltShrs '18 CB	BSCBI	61	0.6	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	56	0.6	
BSJI	Guggenheim BulltShr '18 HY	BSJKI	48	0.6	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	48	0.5	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	36	0.3	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	31	0.3	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	26	0.3	
XOVR	SPDR BofA ML Crossover Bnd	XOVD	19	0.5	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	16	0.1	
ENGN	iShares Industrials Sect Bnd	LUAITRUU	16	0.1	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	11	0.2	
MONY	iShares Financials Sect Bnd	LUFITRUU	11	0.1	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	10	0.1	
AMPS	iShares Utilities Sect Bnd	LUAUTRUU	10	0.3	
THHY	Mkt Vectors Treas-Hedg HY	MVTHHY	10	0.0	
US Government					
TIP	iShares Barc TIPS	LBUTTRUU	$20,555	$140.0	✓
SHY	iShares Barc 1-3 Yr Treas	LT01TRUU	7,848	77.3	✓
IEF	iShares Barc 7-10 Yr Treas	LT09TRUU	4,567	85.5	✓
TLT	iShares Barc 20+ Yr Treas	LT11TRUU	3,402	724.7	✓
SHV	iShares Barc Short Treas	LT12TRUU	3,395	47.3	
IEI	iShares Barc 3-7 Yr Treas	LT13TRUU	2,218	40.2	✓
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	1,467	8.0	
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	1,168	28.0	✓
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,139	7.4	
IPE	SPDR Barclays TIPS	BCIT1T	740	3.9	
SCHP	Schwab US TIPs	LBUTTRUU	576	4.0	
STIP	iShares Barc 0-5Yr TIPS	LTPSTRUU	517	3.1	
VTIP	Vanguard ST Inflat-Protect	n/a	509	6.7	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	505	1.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Government (continued)					
TLH	iShares Barc 10-20Yr Treas	LT10TRUU	$504	$10.9	✓
VGSH	Vanguard ST Govt	BCEY6T	262	2.3	
SCHO	Schwab Short-Term US Treas	n/a	260	2.4	
VGLT	Vanguard LT Govt	LGL1TRUU	259	3.0	
SCHR	Schwab Inter-Term US Treas	n/a	210	2.1	
VGIT	Vanguard Interm Govt	n/a	187	1.8	
EDV	Vanguard Extend Dur Treas	n/a	183	3.1	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	183	2.4	
ITE	SPDR Barc Interm Treasury	LT08TRUU	170	0.8	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	165	0.8	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	132	1.0	
TIPZ	PIMCO Broad US TIPS	G0QI	113	1.3	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	91	3.1	✓
GOVT	iShares Barclays US Treas	LUATTRUU	86	5.3	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	50	1.4	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	22	0.2	
TENZ	PIMCO 7-15 Year US Treas	G8OC	16	0.3	
TRSY	PIMCO Broad US Treasury	G0QL	14	0.0	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	6	0.1	
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$18,091	$110.9	✓
AGG	iShares Core Total US Bond	LBUSTRUU	15,357	125.8	✓
BSV	Vanguard Short-Term Bond	n/a	11,488	70.4	
MBB	iShares Barc MBS	LUMSTRUU	6,281	53.1	✓
BIV	Vanguard Interm Bond	n/a	4,467	23.8	✓
BKLN	PwrShr Senior Loan Portfol	SPBDLL	3,174	41.6	✓
GVI	iShares Barc IntermGov/Crd	LF97TRUU	1,103	5.7	
CWB	SPDR Barc Convertible Bond	LUCCTRUU	1,098	10.4	
BAB	PowerShares Build America	BABS	1,066	7.5	
FLOT	iShares Floating Rate Note	BFUSTRUU	1,043	13.2	
BLV	Vanguard Long-Term Bond	n/a	769	7.3	✓
LAG	SPDR Barc Aggregate Bond	LBUSTRUU	691	3.1	
VMBS	Vanguard MBS	LUMSTRUU	451	3.9	
AGZ	iShares Barc Agency Bond	LUAASIUU	420	2.0	
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	409	4.4	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	241	2.2	
GBF	iShares Barc Govt/Credit	LUGCTRUU	190	1.2	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	118	1.7	
ILTB	iShares Core Long-Term Bnd	LGCSTRUU	98	3.0	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	63	0.7	
CMBS	iShares Barclays CMBS Bnd	LUCMTRUU	62	0.7	
MBG	SPDR Barc MBS	LUMSTRUU	41	0.4	
ISTB	iShares Core ST US Bond	LD04TRUU	25	0.3	
GNMA	iShares Barclays GNMA Bond	LGNMTRUU	25	0.4	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	25	0.3	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	15	0.4	
COBO	ProShares USD Covered Bond	BNIXCOVD	7	0.3	
GMTB	Columbia Core Bond	n/a	5	0.1	
GIY	Guggenheim Enh Core Bond	LBUSTRUU	5	0.2	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$5,819	$117.3	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	2,576	35.8	✓
ELD	WisdomTree EM Local Debt	JGENVUUG	1,907	12.5	✓
BWX	SPDR Barc Internat Treas	LTXUTRUU	1,862	14.5	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	1,708	13.3	
EMLC	Market Vectors EM Local Curr	GBIEMCOR	1,583	16.3	✓
LEMB	iShares EM Local Curr Bond	BMBNTRUU	621	2.4	

* Opt. denotes US listed options trading available on the underlying security.

9

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
IGOV	iShares SP/Citi Intl Treas	SPBDXUTR	$429	5.0	
EMHY	iShares EM HY Bd	MSBIEHTR	258	2.8	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	202	1.7	
ISHG	iShares SP/Citi 1-3 Intl Tre	SPBDXU3T	182	1.6	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	163	3.8	
IBND	SPDR Barc Intl Corp Bond	BG18TRUU	146	1.9	
PICB	PwrShr Intl Corp Bond	SPBDICBT	142	1.7	
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	128	1.0	
ITIP	iShares Intl Inflation-Link	WXDI	128	1.0	
HYEM	Market Vectors EM HY	EMHY	103	1.9	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	68	0.6	
AUNZ	WisdomTree AU & NZ Debt	n/a	64	0.8	
GHYG	iShares Glb HY Bd	IBOAMZDB	58	0.6	
AUD	PIMCO Australia Bond	AUDL	50	1.0	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	43	0.4	
CEMB	iShares EM Corp Bd	MSBIERTR	38	0.4	
CAD	PIMCO Canada Bond	CADG	34	0.6	
GTIP	iShares Glb Inflation-Link	W0DI	33	0.5	
BONO	Mkt Vect LatAm Agg Bond	LATS	26	0.5	
EMCD	SPDR BofA ML EM Bnd	EMSD	16	0.0	
GLCB	WisdomTree Global Corp Bd	n/a	8	0.1	
CHLC	Market Vectors Renminbi Bd	MVCHLC	5	0.1	
EU	WisdomTree Euro Debt	n/a	4	0.1	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.0	
RMB	Guggenheim Yuan Bond	ACNRMBTR	4	0.1	
BUND	PIMCO Germany Bond	GEDL	3	0.1	
Municipal					
MUB	iShares S&P Natl AMT-Free	SPMUNUST	$3,618	$28.9	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	1,923	12.5	
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	1,224	8.2	
HYD	Market Vectors HY Muni	LMEHTR	1,124	14.5	✓
PZA	PwrShrs Insured Natl Muni	UPCM	1,033	8.0	✓
ITM	Market Vectors Interm Muni	LMT2TR	741	6.5	
SUB	iShares S&P STNatlAMT-Fr	SPMUSYRT	633	3.8	
CMF	iShares S&P CA AMT-Free	SPMUNCAT	312	2.2	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	245	2.6	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	229	3.0	
MUNI	PIMCO Intermediate Muni	n/a	219	1.6	
SMB	Market Vectors Short Muni	LMT1TR	202	1.4	
NYF	iShares S&P NY AMT-Free	SPMUNNYT	139	1.0	
MLN	Market Vectors Long Muni	LMT3TR	121	1.1	
CXA	SPDR Nuveen Barc CalifMuni	LMM2TR	109	0.6	
PWZ	PwrShrs Insured CA Muni	UPCC	76	0.5	
MUAF	iShares 2017 S&P AMT-Free	SPMUS17T	72	0.4	
PZT	PwrShrs Insured NY Muni	UPNY	70	0.4	
MUAD	iShares 2015 S&P AMT-Free	SPMUS15T	59	0.3	
MUAE	iShares 2016 S&P AMT-Free	SPMUS16T	56	0.4	
MUAC	iShares 2014 S&P AMT-Free	SPMUS14T	49	0.4	
MUAB	iShares 2013 S&P AMT-Free	SPMUS13T	38	0.3	
PRB	Market Vectors Pre-Ref Muni	LMPETR	35	0.2	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	34	0.2	
VRD	SPDR Nuveen S&P VRDO Muni	SPMUVRDO	12	0.2	
GMMB	Columbia Interm Muni Bond	n/a	8	0.0	
MUAG	iShr '18 S&P AMT-Free Muni	SPMUS18T	8	0.2	
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$61,185	$1549.4	✓
IAU	iShares Gold Trust	GOLDLNPM	10,673	113.4	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
SLV	iShares Silver Trust	SLVRLN	$9,218	$317.0	✓
DBC	PowerShares DB Commodity	DBLCIX	6,668	55.7	✓
SGOL	ETFS Gold Trust	GOLDLNPM	1,823	12.0	✓
DBA	PowerShares DB Agriculture	DBAGIX	1,678	21.6	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,099	7.1	✓
UNG	United States Natural Gas	NGUSHHUB	981	143.6	✓
USO	United States Oil	USCRWTIC	909	191.0	✓
PPLT	ETFS Platinum Trust	PLTMLNPM	858	10.3	
PALL	ETFS Physical Palladium	PLDMLNPM	559	5.4	
SIVR	ETFS Physical Silver	SLVRLN	513	6.7	✓
DBO	PowerShares DB Oil	DBOLIX	513	8.8	✓
USCI	US Commodity Index	SDCITR	502	2.8	
GCC	GreenHaven Commodity	CCITR	469	2.9	✓
DBB	PowerShares DB Base Met	DBBMIX	340	5.5	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	297	4.2	✓
DBE	PowerShares DB Energy	DBENIX	236	3.0	✓
DGL	PowerShares DB Gold	DGLDIX	226	7.0	✓
GLTR	ETFS Physical Prec Metal	n/a	217	1.2	
USL	United States 12 Month Oil	n/a	99	0.7	✓
AGOL	ETFS Asian Gold Trust	n/a	78	0.2	
CRBQ	Jefferies TR/J CRB GlbComm	CRBQX	72	0.3	✓
DBS	PowerShares DB Silver	DBSLIX	56	0.7	✓
UGA	United States Gasoline	n/a	54	1.9	✓
BNO	United States Brent Oil Fd	n/a	44	3.3	✓
UNL	US 12 Month Natl Gas	n/a	42	0.7	✓
WITE	ETFS White Metals Basket	n/a	41	0.3	
CORN	Teucrium Corn Fund	TCORN	39	2.9	✓
BNPC	STREAM SP DynRoll Glb Comm	SPDYCIP	19	0.0	
SOYB	Teucrium Soybean	TSOYB	6	0.3	✓
UHN	US Diesel-Heating Oil	n/a	6	0.1	
WEAT	Teucrium Wheat	TWEAT	6	0.3	✓
NAGS	Teucrium Natural Gas Fund	TNAGS	4	0.0	
USMI	United States Metals	SDMITR	3	0.0	
CANE	Teucrium Sugar	TCANE	2	0.2	
USAG	United States Agriculture	SDAITR	2	0.0	
CPER	United States Copper	SCITR	2	0.0	
TAGS	Teucrium Agricultural	TTAGS	2	0.0	
CRUD	Teucrium Crude Oil Fund	TCRUD	2	0.0	
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$741	23.6	✓
FXA	CurrencyShares AUD	n/a	567	16.7	✓
FXC	CurrencyShares CAD	n/a	445	8.1	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	368	3.0	✓
FXF	CurrencyShares CHF	n/a	311	4.6	✓
CEW	WisdomTree EM Curr	n/a	310	2.2	✓
FXE	CurrencyShares Euro	n/a	297	84.5	✓
CYB	WisdomTree CNY	n/a	216	1.3	✓
FXY	CurrencyShares JPY	n/a	140	50.6	✓
UDN	PowerShares DB USD Bear	USDDNX	84	1.8	✓
FXB	CurrencyShares GBP	n/a	83	5.3	✓
FXS	CurrencyShares SEK	n/a	69	0.4	✓
BZF	WisdomTree BRL	n/a	55	0.6	✓
ICN	WisdomTree INR	n/a	22	0.2	✓
CCX	WisdTree Commodity Curr	n/a	21	0.1	
FXSG	CurrencyShares SGD	n/a	12	0.2	
FXCH	CurrencyShrs Ch Renminbi	n/a	4	0.0	

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide Q2 2013

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – FICC					
AGQ	ProShares Ultra Silver	SLVRLN	$688	$59.3	
UGL	ProShares Ultra Gold	GOLDLNPM	309	13.1	
UCO	ProShares Ult DJ-UBS Oil	DJUBSCL	291	52.5	
BOIL	ProShrs Ult DJ-UBS NatGas	DJUBSNG	48	11.1	
TMF	Direxion 20Y+ Treas Bull 3x	AXTWEN	38	5.7	
UBT	ProShares Ultra 20+ Treas	LT11TRUU	32	1.3	
TYD	Direxion 7-10Y Tres Bull 3x	AXSVTN	9	0.3	
UST	ProShares Ultra 7-10 Treas	LT09TRUU	9	15.9	
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	6	0.2	
UJB	ProShares Ult High Yield	IBOXHY	5	0.1	
ULE	ProShares Ultra Euro	n/a	5	0.1	
UCD	ProShares Ult DJ-UBSComm	DJUBS	4	0.1	
GDAY	ProShares Ultra AUD	n/a	4	0.0	
YCL	ProShares Ultra Yen	n/a	3	0.2	
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$3,022	$260.2	
TBF	ProShares Short 20+ Treas	LT11TRUU	966	15.5	
EUO	ProShares UltraSh Euro	n/a	501	19.7	
YCS	ProShares UltraSh Yen	n/a	494	25.5	
TMV	Direxion 20Y+ Treas Bear 3x	AXTWEN	325	18.0	
PST	ProShares UltSh 7-10 Treas	LT09TRUU	280	2.1	
SCO	ProShares UltSh DJ-UBS Oil	DJUBSCL	154	43.4	
ZSL	ProShares UltSh Silver	SLVRLN	116	23.7	
GLL	ProShares UltraSh Gold	GOLDLNPM	107	12.8	
TYO	Direxion 7-10Y Tres Bear 3x	AXSVTN	48	0.2	
SJB	ProShares Short High Yield	IBOXHY	45	1.3	
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	39	1.4	
TBX	ProShares Short 7-10 Treas	LT09TRUU	25	0.4	
KOLD	ProShrs UltSh DJUBS NatGas	DJUBSNG	24	2.2	
DNO	United States Short Oil	n/a	17	0.6	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	7	0.1	
TPS	ProShares UltraShort TIPS	LBUTTRUU	5	0.1	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	5	0.0	
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	4	0.0	
EUFX	ProShares Short Euro	n/a	4	0.0	
CROC	ProShares UltraShort AUD	n/a	4	0.1	
CMD	ProShrs UltSh DJ-UBSComm	DJUBS	3	0.0	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	3	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.0	

* Opt. denotes US listed options trading available on the underlying security.

11

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Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
BOND	Pimco Total Return	LBUSTRUU	$4,676	$55.0	✓
MINT	PIMCO Enhan Short Matur	SBMMTB3	2,767	29.6	
ALD	WisdomTree Asia Local Debt	HSUALBI	540	2.6	✓
HDGE	Ranger Equity Bear	n/a	255	6.6	✓
HYLD	Peritus High Yield	n/a	211	2.5	✓
INKM	SPDR SSgA Income Allocation	n/a	143	1.3	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	135	1.4	
WDTI	WisdomTree Mng'd Fut Strat	DTITR	129	1.5	
RLY	SPDR SSgA Multi-Asset Real	n/a	113	1.2	
SRLN	SPDR Blackstone/GSO SrLoan	IBXXLLTR	70	4.7	
MINC	AdvShr Newfleet Multi-Sect	n/a	60	5.1	
GTAA	Cambria Global Tactical	n/a	60	0.3	
ALT	iShares Diversified Alt	n/a	57	0.7	
SMMU	PIMCO Short Term Muni Bon	n/a	54	0.4	
BABZ	PIMCO Build Amer Bond	LBABTRUU	37	0.9	
GAL	SPDR SSgA Glb Allocation	n/a	37	0.4	
AGLS	Accuvest Global Long Short	MXWO	30	0.1	
PSR	PwrShrs Active US RE	FNER	22	0.2	
FORX	PIMCO Foreign Curr Strat	W1TW	22	1.1	✓
HUSE	Huntington US Eqy Rotation	n/a	11	0.1	
ONEF	Russell Equity	RUDEVLN	9	0.1	
RWG	Columbia Select LC Gro	n/a	8	0.1	
RAVI	FlxShr Ready Access VarInc	n/a	8	0.1	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	7	0.0	
GIVE	AdvisorShares Global Echo	n/a	5	0.1	
RRF	WisdomTree Glb Real Return	WOOX	5	0.0	
QEH	QAM Equity Hedge	n/a	4	0.1	
GVT	Columbia Select LCVal	RIY	3	0.0	
RPX	Columbia LC Growth	n/a	2	0.1	
RRGR	AdvShrs Glb Alpha & Beta	n/a	1	0.0	
SSAM	Rockledge SectorSAM	n/a	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$1,712	$6.1	
EPI	WisdomTree India Earnings	WTEMINTR	1,027	64.1	✓
PRFZ	PowerShares FR US 1500	FR15US	549	1.8	
PXF	PowerShares FR DM ex US	FRX1XTR	507	2.3	
PXH	PwrShrs FTSE RAFI EM	TFREMU	367	2.2	
EZM	WisdomTree MC Earnings	WTMEITR	205	1.1	
EES	WisdomTree SC Earnings	WTSEITR	175	0.7	
RWL	RevenueShares Large Cap	REVWLT	171	0.7	✓
RWJ	RevenueShares SC	REVWST	141	0.6	
RWK	RevenueShares Mid Cap	REVWMT	121	0.6	
PXLG	PowerShares Fundam Lrg Gro	RAFILGTR	80	0.7	
PXMG	PowerShares Fundam MC Gro	RAFIMGTR	79	0.2	
PAF	PwrShrs FR Asia Pac x JP	TRDAPXJU	73	0.4	
PDN	PwrShr FR DM x US SmMid	TFRDXUSU	70	0.3	
EPS	WisdomTree Earnings 500	WTEPSTR	64	0.2	
EXT	WisdomTree Total Earnings	WTEI	53	0.1	
PXSV	PowerShares Fundam SC Val	RAFISVTR	47	0.3	
PXMV	PowerShares Fundam MC Val	RAFIMVTR	27	0.1	
PXSG	PowerShares Fundam SC Gro	RAFISGTR	26	0.1	
RTR	RevenueShares ADR	REVWADRT	26	0.2	
EZY	WisdomTree LC Value	WTEILVTR	24	0.1	
PXLC	PowerShares Fundam LC	RAFILCTR	24	0.1	
PXMC	PowerShares Fundam MC	RAFIMCTR	19	0.1	
PXSC	PowerShares Fundam SC	RAFISCTR	15	0.0	
PXLV	PowerShares Fundam Lrg Val	RAFILVTR	6	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Life Cycle and Allocation					
AOM	iShares S&P Moderate Alloc	SPTGMUT	$184	$1.1	
AOR	iShares S&P Growth Alloc	SPTGGUT	179	1.2	
AOA	iShares S&P Aggress Alloc	SPTGAUT	138	0.9	
AOK	iShares S&P Cons Alloc	SPTGCUT	126	0.7	
TZG	iShares S&P Target 2020	SPTGT20T	33	0.2	
TDN	db X-trckrs 2030 Targ Date	TDAXTH	29	0.1	
TZV	iShares S&P Target 2040	SPTGT40T	29	0.1	
TDH	db X-trckrs 2020 Targ Date	TDAXTW	28	0.1	
TDV	db X-trckrs 2040 Targ Date	TDAXFO	28	0.1	
TZI	iShares S&P Target 2025	SPTGT25T	24	0.1	
TZL	iShares S&P Target 2030	SPTGT30T	23	0.2	
TZE	iShares S&P Target 2015	SPTGT15T	18	0.1	
TZO	iShares S&P Target 2035	SPTGT35T	17	0.1	
TDX	db X-trckrs In-Target Date	TDAXIT	11	0.1	
TGR	iShares S&P Target Retir	SPTGRIT	10	0.1	
TDD	db X-trckrs 2010 Targ Date	TDAXTN	9	0.1	
TZD	iShares S&P Target 2010	SPTGT10T	7	0.1	
TZY	iShares S&P Targ Date 2050	SPTGT50T	4	0.0	
TZW	iShares S&P Targ Date 2045	SPTGT45T	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Long/Short					
CSM	ProShares LC Core Plus	CS13030	$113	$1.0	✓
RALS	ProShares RAFI Long/Short	RAFILS	23	0.2	
HYLS	First Trust High Yield L/S	n/a	20	0.5	
BTAL	QuantShr US MktNeu AntBeta	DJTMNAB	14	0.1	
FSG	FctrShr 2x Gld Bl/SPS Br	SPGDESTR	4	0.1	✓
RINF	ProShrs 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
CHEP	QuantShr US MktNeu Value	DJTMNSV	4	0.1	
SIZ	QuantShr US MktNeu Size	DJTMNSS	4	0.0	
FINF	ProShrs Sh 30Y TIPS/TSY Spr	DJCSIN30	4	0.0	
FSU	FctrShr 2x SPS Bl/USD Br	SPNUSDTR	2	0.0	
UINF	ProShrs UltPro 10Y TIPS/TSY	DJCSIN10	2	0.0	
SINF	PrShrs UltPr Sh 10Y TIPS/TSY	DJCSIN10	2	0.0	
FSA	FctrShr 2x TBnd Bl/SPS Br	SPUSERPT	1	0.0	✓
FOL	FctrShr 2x Oil Bl/SPS Br	SPCOESTR	1	0.0	✓
MOM	QuantShr US MktNeu Moment	DJTMNMO	1	0.1	
FSE	FctrShr 2x SPS Bl/TBnd Br	SPUSERPT	1	0.0	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative					
Domestic					
SPLV	PwrShrs S&P 500 Low Vol	SPSLVIT	$4,465	$36.6	✓
USMV	iShares MSCI USA Min Vol	M00IMV$T	2,673	15.9	✓
CVY	Guggenheim Multi-Asset	ZAXYH	966	4.6	✓
PDP	PwrShrs Technical Leaders	DWTL	848	6.8	✓
PWV	PowerShares Dyn LC Val	ILW	545	2.6	
FNX	First Trust MC AlphaDEX	DEFIMCCI	380	2.3	
FEX	First Trust LC AlphaDEX	DEFILCCI	375	2.0	
FTA	First Trust LCVal AlphaDEX	DEFILVOI	371	1.9	
QAI	IQ Hedge Multi-Strategy	IQHGMST	362	2.5	
PKW	PowerShares Buyback	MERGDRBT	351	2.4	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	266	1.3	
MDIV	FT NASDAQ MultiAsset Diver	NQMAUS	255	2.9	
SPHB	PwrShrs S&P 500 High Beta	SPSHBIT	240	3.4	
SPHQ	PowerShares SP500 High Qual	SPXQRUT	214	0.9	
FYX	First Trust SC AlphaDEX	DEFISCCI	212	1.6	
PWB	PowerShares Dyn LC Gro	ILH	207	0.9	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	141	0.7	✓
PWC	PowerShares Dyn Market	DYI	137	0.4	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	122	0.6	
NFO	Guggenheim Insider Sent	SBRINTR	116	0.7	

* Opt. denotes US listed options trading available on the underlying security.

Specialty

13

Exchange Traded Funds (ETFs)
Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
IYLD	iShes Mstar MultiAsset Inc	MAHIT	$104	$1.1	
DEF	Guggenheim Defensive	SBRDETR	95	0.9	
FAB	First Trust MultiCap Value	DEFIMCVI	70	0.5	
CZA	Guggenheim MC Core	ZAXMC	63	0.4	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	63	0.5	
DWAS	PwrShrs DWA SC Tech Lead	DWATLSC	53	0.7	
FVL	First Trust Value Line 100	VLFVL	46	0.1	
FDV	First Trust Strat Valu	CSVUS	34	0.2	
FAD	First Trust MultiCap Gro	DEFIMCGI	34	0.1	
FNK	First Trst MC Val AlphaDEX	DEFIMDVI	33	0.3	
FWDB	Madrona Global Bond	n/a	24	0.1	
PWO	PowerShares Dyn OTC	DYO	21	0.1	
FNY	First Trst MC Gro AlphaDEX	DEFIMDGI	20	0.1	
PIQ	PwrShrs Dyn MagniQuant	DYH	18	0.1	
PHDG	PS S&P Downside Hdgd	SPVQDTR	18	0.3	
FWDD	Madrona Domestic	n/a	18	0.0	
FYT	First Trst SC Val AlphaDEX	DEFISCVI	12	0.4	
GSRA	ALPS/GS Risk-Adj Ret US LC	GSRARUS	11	0.0	
FYC	First Trst SC Gro AlphaDEX	DEFISCGI	10	0.1	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUP	10	0.0	
FMK	First Trst Mega Cap AlphaDEX	DEFIMGCI	8	0.1	
XSLV	PowerShares S&P SC Low Vol	SP6LVI	8	0.4	
MATH	Meidell Tactical Advantage	n/a	8	0.0	
RWV	RevShrs Navellier A-100	REVWLOUT	7	0.0	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUP	7	0.0	
LGLV	SPDR Russell 1000 Low Vol	RU1LVOL	6	0.2	
SMLV	SPDR Russell 2000 Low Vol	RU2LVOL	6	0.1	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	5	0.1	
KNOW	Direxion AC Insider Senti	SBRQAM	5	0.2	
VSPY	Direxion S&P 500 RC Vol	SPSM15T	5	0.3	
DBIZ	AdvsrShrs PringTmr BusCyc	n/a	5	0.1	
FVI	First Trust VL Eqty Alloc	VLFVI	4	0.0	
XMLV	PowerShares S&P MC Low Vol	SP4LVI	4	0.2	
MRGR	ProShares Merger	SPLSALP	4	0.2	
GURU	Global X Top Guru Holdings	GURU	4	0.2	
International					
EEMV	iShares MSCI EM Min Vol	M00IEF$O	$1,756	$21.4	✓
ACWV	iShares MSCI ACWI Min Vol	M00IWD$O	944	3.6	
EFAV	iShares MSCI EAFE Min Vol	M00IEA$O	478	4.9	✓
PIE	PwrShrs EM Technical Lead	DWATREM	443	4.3	✓
PIZ	PwrShrs DM Tech Lead	DWATRDM	235	2.5	
FEM	First Trst EM AplhaDEX	DEFIEMCI	166	2.6	
EELV	PowerShares S&P EM Low Vol	SPEMLVUT	129	1.3	
HGI	Guggenheim Internat Multi	ZAXIH	120	0.3	
TLTE	FlxShr Mstar EM FactorTilt	MEMMFT	109	1.1	
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFT	98	1.0	
FDT	First Trst DM exUS AlphaDEX	DEFIDMCI	97	2.0	
HILO	EGShares Low Vol EM Div	IHILOT	95	0.9	
GRES	IQ Global Resources	IQGREST	86	0.6	
GYLD	Arrow DJ Global Yield	DJGYLDT	61	0.6	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUP	52	0.6	
FEP	First Trst Europe AlphaDEX	DEFIEUCI	39	0.6	
PERM	Global X Permanent	PERM	28	0.3	
FCAN	First Trust CA AlphaDEX	DEFICACT	26	0.5	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQRT	20	0.0	
FKU	First Trust UK AlphaDEX	DEFIUKCT	19	0.2	
ACCU	Accuvest Global Opportuns	n/a	18	0.0	
FPA	First Trst AP xJP AlphaDEX	DEFIAPCI	17	0.2	
FSZ	First Trust CH AlphaDEX	DEFISWCT	15	0.2	
FWDI	Madrona International	n/a	15	0.2	
FGM	First Trust DE AlphaDEX	DEFIGMCT	15	0.2	
FJP	First Trst Japan AlphaDEX	DEFIJPCI	14	0.2	
FLN	First Trst LatAm AlphaDEX	DEFILACI	13	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
GSMA	ALPS/GS MomemBuild MultAst	GSMOBUMA	$13	$0.1	
GSAX	ALPS/GS MomemBuild AsiaXJ	GSMOBUAX	10	0.0	
GSGO	ALPS/GS Momem Build Gro	GSMOBUGM	10	0.0	
FCA	First Trst China AlphaDEX	DEFICHCI	10	0.1	
IDHB	PwrShrs SP Intl Dev HighBta	SPIDHBIN	7	0.1	
FBZ	First Trst Brazil AlphaDEX	DEFIBZCI	6	0.1	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	4	0.0	
FAUS	First Trust AU AlphaDEX	DEFIAUCT	3	0.0	
FDTS	First Trst DM x US SC AlphaD	DEFIDSCT	3	0.0	
FKO	First Trst S Korea AlphaDEX	DEFISKCI	2	0.0	
EEHB	PwrShrs S&P EM High Beta	SPEMHBIT	2	0.0	
FHK	First Trust HK AlphaDEX	DEFIHKCT	2	0.0	
FTW	First Trust TW AlphaDEX	DEFITWCT	2	0.0	
Other					
PFF	iShares S&P US Preferred	SPTREFTR	$11,884	$63.1	✓
AMLP	Alerian MLP	AMZI	5,733	45.3	✓
PGX	PowerShares Preferred	P0P4	2,495	14.7	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,862	7.5	✓
PCEF	PowerShares CEF Income	CEFXTR	472	3.9	✓
PSP	PwrShr Listed Private Eqty	GLPEXUTR	386	2.2	✓
PSK	SPDR Wells Fargo Preferred	WAGG	376	3.0	
EMLP	First Trst NA Energy Infra	n/a	280	2.8	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	225	20.2	✓
PBP	PwrShrs S&P 500 BuyWrite	BXM	215	3.1	
DSI	iShares MSCI KLD 400 Social	TKLD400U	201	0.7	
KLD	iShares MSCI USA EGS Sel So	TFSSIU	197	0.5	
MOAT	Market Vectors Wide Moat	MWMFTR	178	1.8	
YMLP	Yorkville High Income MLP	YMLP	161	1.6	
CSD	Guggenheim Spin-Off	CLRSOTR	151	1.4	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	149	1.7	
IPFF	iShares S&P Intl Pref Stck	SPPRIUN	148	0.8	
EQL	ALPS Equal Sector Weight	n/a	85	0.5	
FPX	First Trust US IPO	IPXO	69	0.7	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	65	2.5	✓
CPI	IQ Real Return	IQHGCPIT	61	0.4	
MLPA	Global X MLP	SOLMLPA	51	0.5	
HDG	ProShares Hedge Replicate	MLEIFCTX	46	0.4	
FPE	First Trust Pref Sec & Inc	n/a	41	1.5	
XMPT	Market Vectors CEF Muni	CEFMX	25	0.7	
EAPS	Pax MSCI EAFE ESG	TFAPESU	24	0.2	
SPFF	Global X SuperIncome Pref	SPPEYN	22	0.3	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	19	0.2	
TTFS	TrimTabs Float Shrink	n/a	14	0.1	
CNPF	Global X Canada Pref	SOLPRECA	14	0.1	
MNA	IQ Merger Arbitrage	IQMNAT	14	0.2	
FLAG	Forensic Accounting	n/a	9	0.3	
MLPJ	Global X Junior MLP	SOLMLPJ	9	0.3	
YMLI	Yorkville High Inc Infr MLP	YMLI	8	0.3	
VIXH	FT CBOE SPS VIX Tail Hedge	VXTH	6	0.1	
BIZD	Market Vectors BDC Income	MVBIZDTG	6	0.3	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	4	0.1	
HVPW	US Eqy High Vol Put Write	PUTWRT	3	0.1	

* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide Q2 2013

ETNs

Exchange Traded Notes (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath DJ UBS Commodity	DJUBSTR	$1,813	$13.2	✓
RJI	Elements Rogers Commod	ROGRTR	664	3.6	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	239	1.0	
UCI	ETRACS CMCI Total Return	CMCITR	147	0.6	
GSP	iPath GSCI Total Return	SPGSCITR	104	0.8	
DJCI	ETRACS DJ-UBS Commodity	DJUBSTR	68	0.1	
LSC	Elements S&PComdtyTrends	SPTICTR	29	0.1	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	19	0.2	
RGRC	RBS Rogers Enhanced Comm	RGRCID	12	0.2	
BLND	DJ-UBS Comm 2-4-6 Futures	DJUF246T	10	0.1	
DPU	PwrShrs DB Commod Lg	DBCDIX	4	0.0	
SBV	iPath Pure Beta SP GSCI-Wgt	BCC2C1PT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$366	$9.9	✓
RJA	Elements Rogers Agricult	ROGRAGTR	364	2.2	✓
JJG	iPath DJ UBS Grains	DJUBGRTR	108	2.4	✓
JJC	iPath DJ UBS Copper	DJUBHGTR	104	2.9	✓
JO	iPath DJ UBS Coffee	DJUBKCTR	102	3.2	✓
JJA	iPath DJ UBS Agriculture	DJUBAGTR	90	0.6	✓
RJN	Elements Rogers Energy	ROGRENTR	63	0.4	✓
COW	iPath DJ UBS Livestock	DJUBLITR	58	1.1	✓
DCNG	iPath Seasonal Nat Gas	BCC2NGST	58	0.5	
BAL	iPath DJ UBS Cotton	DJUBCTTR	44	1.4	✓
GAZ	iPath DJ UBS Natural Gas	DJUBNGTR	43	0.2	✓
JJP	iPath DJ UBS Precious Met	DJUBPRTR	38	0.2	
RJZ	Elements Rogers Metals	ROGRIMTR	37	0.2	
PTM	ETRACS UBS Long Platinum	CTPLTR	35	0.7	✓
SGG	iPath DJ UBS Sugar	DJUBSBTR	31	1.3	✓
JJM	iPath DJ UBS Industrial	DJUBINTR	28	0.3	
NIB	iPath DJ UBS Cocoa	DJUBCCTR	26	0.5	✓
FUD	ETRACS CMCI Food	CMFOTR	25	0.3	
PGM	iPath DJ UBS Platinum	DJUBPLTR	23	0.2	
UBG	ETRACS CMCI Gold	CTGCTR	16	0.3	
USV	ETRACS CMCI Silver	CTSITR	15	0.8	
UAG	ETRACS CMCI Agriculture	CMAGTR	13	0.3	
GRU	Elements MLCX Grains	MLCXGRTR	12	0.1	✓
OLO	PowerShares DB Oil Long	DBODIX	12	0.1	
JJE	iPath DJ UBS Energy	DJUBENTR	11	0.1	
GASZ	ETRACS NatGas Fut Contango	GYY	11	0.9	
OILZ	ETRACS Oil Fut Contango	OGZ	10	0.1	
RGRA	RBS Rogers Enhanced Agri	RGRAID	10	0.2	
JJS	iPath DJ UBS Softs	DJUBSOTR	8	0.4	✓
JJT	iPath DJ UBS Tin	DJUBSNTR	8	0.1	
RGRI	RBS Rogers Enhanced IndMet	RGRIID	7	0.0	
JJN	iPath DJ UBS Nickel	DJUBNITR	6	0.1	
LD	iPath DJ UBS Lead	DJUBPBTR	5	0.1	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	5	0.2	
UBM	ETRACS CMCI Ind Metals	CMIMTR	5	0.0	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	5	0.1	
UBC	ETRACS CMCI Livestock	CMLVTR	4	0.1	
RGRE	RBS Rogers Enhanced Energy	RGREID	4	0.0	
AGF	PowerShares DB Agr Long	DBADIX	4	0.1	
RGRP	RBS Rogers Enhance PrecMet	RGRPID	4	0.0	
UBN	ETRACS CMCI Energy	CMENTR	3	0.0	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	3	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	3	0.0	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	3	0.1	
JJU	iPath DJ UBS Aluminum	DJUBALTR	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
CUPM	iPath Pure Beta Copper	BCC2LPPT	$3	$0.0	
ONG	iPath Pure Beta Energy	BCC1ENPT	3	0.0	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	2	0.0	
HEVY	iPath Pure Beta Indl Met	BCC1IMPT	2	0.0	
BLNG	iPath Pure Beta Prec Metal	BCC1PMPT	2	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	2	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	2	0.1	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
BDG	PwrShrs DB Base Met Lg	DBBMIX	1	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	1	0.0	
GRWN	iPath Pure Beta Softs	BCC1SFPT	1	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	1	0.0	
GRN	iPath Global Carbon	BXIIGCUT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$45	$0.4	
AYT	iPath GEMS Asia 8	BXIIGMA8	20	0.1	
ICI	iPath Optimized Curr Carry	BXIICIIP	17	0.3	
ERO	iPath EUR/USD	n/a	6	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	3	0.0	
GBB	iPath GBP/USD	n/a	2	0.0	
JYN	iPath JPY/USD	n/a	2	0.1	
INR	Market Vectors-Rupee/USD	SPCBINR	2	0.0	
JEM	iPath GEMS Index	BXIIGEM1	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse					
DGP	PwrShrs DB Gold Dbl Lg	DGLDIX	$400	$12.9	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	194	1.1	
MLPL	ETRACS UBS 2x Lng MLP	AMZI	172	3.5	
USLV	VelocityShares 3x Silver	SPGSSIP	111	20.4	
DTO	PowerShares DB Oil Dbl Sh	DBODIXX	101	8.9	
BDCL	ETRACS 2x Lng WF Bus Dev	WFBDCPX	98	2.8	
DZZ	PwrShrs DB Gold Dbl Sh	DGLDIX	72	1.9	
MORL	ETRACS 2x Mortgage REIT	MVMORT	62	3.0	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	61	1.0	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	58	0.5	
DGAZ	VelocityShrs 3x Inv NatGas	SPGSNGP	54	6.6	
SBND	PwrShr DB 3x Shrt 25+ Treas	DBBNDS	37	0.5	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	36	12.0	
LBND	PwrShrs DB 3x Lng 25+ Trea	DBBNDL	34	0.3	
UGLD	VelocityShares 3x Gold	SPGSGCP	33	2.8	
JGBD	PwrShrs DB 3x Inv JP GovBd	DBBNJGBS	32	0.5	
DGZ	PowerShares DB Gold Short	DGLDIX	32	1.3	
DAG	PowerShares DB Agr Dbl Lg	DBADIX	28	0.4	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	25	0.3	
JGBS	PwrShrs DB Inv JP Govt Bd	DBBNJGBS	23	0.2	
CSMB	CS Merger Arb Liquid 2x	CSLABMN	22	0.0	
BXUC	Barc SPX + Long C Leverage	SPXT	21	0.4	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	16	5.9	
LSKY	ETRACS 2x ISE Cloud Comp	CPJ	15	0.0	
RWXL	ETRACS 2x DJ Intl Real Est	DWXRS	15	0.2	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	15	0.1	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	15	0.2	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	13	0.2	
BUNT	PwrShr DB 3x German Bd Fut	DBBNBUNL	13	0.1	
OFF	ETRACS Fshr-Grtmn Risk Off	FGRISK	12	0.3	
DSXJ	JPM Dbl Sh US 10-Y Treas	USTTEN	11	0.0	
ITLT	PwrShr DB 3x Ital Treas Bd	DBBNBTPL	11	0.0	

* Opt. denotes US listed options trading available on the underlying security.

15

ETNs

Exchange Traded Notes (ETNs) ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
ROLA	iPath LX Russell 1000	RU10INTR	$9	$0.0	
SSDL	ETRACS 2x ISE Solid St Dri	BYTX	9	0.0	
RTLA	iPath LX Russell 2000	RU20INTR	8	0.0	
SZO	PowerShares DB Oil Short	DBODIXX	8	0.1	
DSTJ	JPM Dbl Sh US Lng BD Treas	USTLBD	7	0.0	
DYY	PwrShrs DB Commod Dbl Lg	DBCDIX	7	0.1	
DDP	PwrShrs DB Commod Sh	DBCDIXX	6	0.3	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	6	0.4	
BOM	PwrShrs DB BaseMet DblSh	DBBMIX	5	0.1	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	5	0.9	
JGBT	PwrShr DB 3x Japan Gov Bd	DBBNJGBL	5	0.0	
EMSA	iPath SE MSCI EM	NDUEEGF	5	0.0	
AGA	PowerShares DB Agr Dbl Sh	DBADIX	5	0.1	
UUPT	PowerShares DB 3x Lng USD	USDUPX	4	0.2	
MFSA	iPath SE MSCI EAFE	NDDUEAFE	4	0.0	
SFLA	iPath LX S&P 500 TR	SPTR	4	0.1	
BOS	PwrShrs DB Base Met Sh	DBBMIX	4	0.0	
MFLA	iPath LE MSCI EAFE	NDDUEAFE	4	0.0	
EMLB	iPath LE MSCI EM	NDUEEGF	4	0.0	
BDD	PwrShr DB Base Met Db Lg	DBBMIX	4	0.1	
BXDB	Barc SPX + Short B Leverag	SPXT	4	0.0	
EIPL	ETRACS 2x NextGen Internet	NETIPO	3	0.0	
PTD	ETRACS UBS Short Platinum	CTPLER	3	0.0	
LPLT	VelocityShares 2x Platinum	SPGSPLP	3	0.0	
BXUB	Barc SPX + Long B Leverage	SPXT	3	0.0	
DEE	PwrShrs DB Commod Dbl Sh	DBCDIXX	3	0.0	
IPLT	VelocityShares 2x Inv Plat	SPGSPLP	3	0.0	
UWTI	VelocityShares 3x Crude	SPGSCLP	3	0.3	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	2	0.0	
ADZ	PowerShares DB Agr Short	DBADIX	2	0.0	
UDNT	PowerShares DB 3x Shrt USD	USDDNX	2	0.0	
UOIL	VelocityShares 3x Brent	SPGSBRP	1	0.0	
DOIL	VelocityShrs 3x Inv Brent	SPGSBRP	1	0.0	
DWTI	VelocityShrs 3x Inv Crude	SPGSCLP	1	0.1	
URR	Market Vectors Dble Lg Euro	DLONGEUR	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$1,320	$991.9	✓
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	423	273.0	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	307	2.4	
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	215	26.0	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	180	3.2	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	55	14.7	✓
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	44	1.6	
GLDI	Gold Shares Covered Call	QGLDI	26	0.5	✓
VIIX	VelocityShares VIX ShTrm	SPVXSP	17	7.8	✓
XVIX	ETRACS Long-Short VIX	SPVXTSER	14	0.3	
BWV	iPath CBOE SP500BuyWrite	BXM	12	0.1	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	5	0.0	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	4	0.1	
CVOL	C-Tracks ETN Volatility	CVOLT	2	0.1	
IVOP	iPath Inv SP5 VIX ShrtTerm	SPVXSP	2	0.0	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$5,711	$58.0	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	748	4.7	
INP	iPath MSCI India	NDEUSIA	418	3.8	✓
MLPN	CS Cushing 30 MLP	MLPX	397	3.4	✓
TRND	RBS US LC Trendpilot	TPLCUT	135	0.9	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
ATMP	Barclays ETN+ Select MLP	BXIIATMP	$84	$2.6	
CSMA	Credit Suisse Merger Arb	CSLABMN	73	0.2	
TBAR	RBS Gold Trendpilot	TPGLDUT	63	0.6	
AMU	ETRACS Alerian MLP Index	AMZ	59	0.9	
TRNM	RBS US MC Trendpilot	TPMCUT	46	0.3	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	33	0.6	
IMLP	iPath S&P MLP	SPMLP	31	0.1	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	30	0.5	
WMW	Elements Mrngstr Wide Moat	MWMFTR	22	0.2	
MLPY	MS Cushing MLP High Income	MLPY	22	0.3	
TNDQ	RBS NASDAQ 100 Trendpilot	TPNDQUT	21	0.1	
CSLS	CS Long/Short Liquid	CSLABLN	20	0.1	
SPGH	ETRACS SPS Gold Hedge	SPGLSUT	19	0.3	
DOD	Elements Dogs of the Dow	MUTR	17	0.1	
MLPW	E-TRACS Wells Fargo MLP	WML	13	0.1	
BARL	MS SP500 Crude Oil Lnkd	SPOILH	13	0.0	
ONN	ETRACS Fshr-Grtmn Risk On	FGRISK	11	0.2	
TCHI	RBS China Trendpilot	TPCHINUT	10	0.1	
SSDD	ETRACS ISE Solid St Drive	BYTX	10	0.0	
GCE	Claymore CEF GS Connect	CLMRCEF	9	0.0	
BUNL	PwrShr DB German Bd Fut	DBBNBUNL	9	0.1	
FLAT	iPath US Treas Flattener	BXIIUSTP	9	0.4	
ITLY	PwrShr DB Ital Treas Bd Fu	DBBNBTPL	8	0.0	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	7	0.1	
STPP	iPath US Treas Steepener	BXIIUSTP	7	0.1	
TWTI	RBS Oil Trendpilot	n/a	7	0.0	
EIPO	ETRACS NextGen Internet	NETIPO	6	0.0	
DRGS	RBS Global Big Pharma	DGETR	5	0.0	
JGBL	PwrShr DB Japan Govt Bd Fu	DBBNJGBL	5	0.0	
ALTL	RBS US L/C Alternator	ALTLCUT	5	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
INFL	PowerShrs DB US Inflation	DBLNLINF	4	0.0	
JFT	KEYnotes FT Enh 130/30 LC	FTLCTR	4	0.0	
DLBL	iPath US Treas Lng Bd Bull	BXIITEUS	4	0.1	
DEFL	PowerShrs DB US Deflation	DBLNSINF	4	0.0	
CSMN	CS MktNeu Global Equity	HSGMN	3	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	2	0.1	
DFVL	iPath US Treas 5-YR Bull	BXIITEFV	2	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	1	0.0	

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide Q2 2013

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indices are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value P0356 | CSNY458778 v5 | April 2013

2013 Options Expiration Calendar

January

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

February

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28		

March

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

April

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

May

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

June

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

July

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

August

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

September

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

October

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

November

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

December

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

- Equity, index, and cash-settled currency options expiration date[1]
- A.M.-settled index options cease trading
- Exchange holiday (additional holidays may be announced)
- Expiring equity and P.M.-settled index options cease trading.
  Expiring cash-settled currency options cease trading at 12:00pm ET
- 2016 Equity LEAPS® added
- VIX expiration date
- Quarterly expiration date
- Bank holiday

[1]Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June.

Note: While these dates are accurate as of 11/29/12, they are subject to change. Weekly expirations occur every Friday with the exception of Expiration Fridays.

Approval for distribution

✓ Americas ✓ EMEA ✓ Asia